SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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RADIENT PHARMACEUTICALS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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RADIENT PHARMACEUTICALS CORPORATION
2492 Walnut Avenue, Suite 100
Tustin, California 92780

October __, 2011

Dear Stockholder:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Radient Pharmaceuticals Corporation (“RPC” or the Company) is holding this Special Meeting of Stockholders at its California office, located at 2492 Walnut Avenue, Suite 100, Tustin, California, 92780 on  November 4,  2011 at 11:00 a.m. (PDT) for the following purposes:.

a)	To amend our Certificate of Incorporation in order to increase our authorized shares of common stock from 750,000,000 to 5,000,000,000 shares;

b)	To amend our Certificate of Incorporation to authorize the board of directors to implement, on one or more occasions, reverse stock splits at ratios aggregating up to a 1:100 ratio;

c)
To authorize a 2011 stock option plan whereby an aggregate of up to 10% of the total fully diluted issued and outstanding shares of common stock may be issued and awarded to employees, consultants and directors of the Company, up to a maximum of not more than 500 million shares of common stock; and

d)	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of RPC common stock at the close of business on September 7, 2011, are entitled to vote at the meeting. The Board urges Stockholders to vote “FOR” Items a) through d) above, and solicits your vote.

In addition to the proxy statement, proxy card and voting instructions, a copy of RPC’s annual report on Form 10-K for the fiscal year ended December 31, 2010, our Annual Report, and Quarterly Report on Form 10-Q for the quarter ended June 30,2011 are attached at the end of this Proxy Statement.

It is important that your shares be represented and voted.  Whether or not you expect to attend the meeting, please vote your shares using the enclosed proxy card. Simply sign the return card where required, note the number of shares you own and if you will attend the meeting in person, and return the card in the envelope provided to us at the address first written above.  Of course, you may also vote your shares in person at the Special Meeting.

By Order of the Board of Directors,

Douglas C. MacLellan
Chairman & CEO
October __,  2011

ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

Why have I received these materials?

This Proxy Statement is furnished by our Board of Directors in connection with the solicitation of proxies for use at a Special Meeting of Stockholders to be held on November 4, 2011 and at any adjournment thereof. The Special Meeting of Stockholders has been called to consider and vote upon our proposals to: (i) Amend our Certificate of Incorporation  in order to increase our authorized shares of common stock from 750,000,000 to 5,000,000,000 shares; (ii)  authorize the board of directors to implement, on one or more occasions, reverse stock splits at ratios aggregating up to a 1:100 ratio,  (iii) and (iii) to authorize a 2011 stock option plan whereby an aggregate of up to 10% of the total fully diluted issued and outstanding shares of common stock may be issued and awarded to employees, consultants and directors of the Company, up to a maximum of not more than 500 million shares of common stock; and (iv) to transact such other business as may properly come before the Special Meeting of Stockholders. We are sending this Proxy Statement and the accompanying proxy to our stockholders on or about October ___, 2011.

When and where is the Special Meeting of Stockholders?

The Special Meeting of Stockholders will be held at the Company’s corporate offices, located at 2492 Walnut Avenue, Suite 100, Tustin, California 92780, on November 4, 2011 at 11:00 a.m. PDT.

All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, as of the close of business on September 7, 2011, the record date for the Special Meeting of Stockholders, may attend the Special Meeting of Stockholders. You must bring a form of personal photo identification with you in order to be admitted to the meeting. We reserve the right to refuse admittance to anyone without proper proof of stock ownership and without proper photo identification. No cameras, recording equipment, large bags, briefcases or packages will be permitted in the Special Meeting of Stockholders.

Who is entitled to vote at the Special Meeting of Stockholders?

The securities entitled to vote at the Special Meeting of Stockholders consist of all of the issued and outstanding shares of our common stock. The close of business on September 7, 2011 has been fixed by our Board of Directors as the record date. Only stockholders of record as of the record date may vote at the Special Meeting of Stockholders. As of the record date, we had 434,764,704 shares of common stock issued and outstanding and entitled to vote at the Special Meeting of Stockholders.

How do I vote by proxy?

You may vote by:
•	attending the Special Meeting of Stockholders and voting in person;

•	signing and dating each proxy card you receive and returning it in the enclosed prepared envelope;

•	using the telephone number printed on your proxy card;

•	using the Internet voting instructions printed on your proxy card; or

•	if you hold your shares in “street name,” following the procedures provided by your broker, bank or other nominee.

If you have internet access, we encourage you to record your vote via the internet.

All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the Special Meeting of Stockholders as you instruct in a proxy delivered before the Special Meeting of Stockholders. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as our Board of Directors recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the Special Meeting of Stockholders and all matters incident to the conduct of the meeting.

Can I change or revoke my vote?

You may change or revoke your proxy at any time before the vote is taken at the Special Meeting of Stockholders:
•	if you hold your shares in your name as a stockholder of record, by notifying our Secretary at 2492 Walnut Avenue, Suite 100, Tustin, California 92780;

•	by attending the Special Meeting of Stockholders and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by submitting a later-dated proxy card;

•	if you voted by telephone or the internet, by voting a second time or by telephone or the internet; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Who is soliciting my proxy and who will bear the expense of solicitation?

The proxy is solicited on behalf of our Board of Directors. The original solicitation will be by mail. Following the original solicitation, our Board of Directors expects that certain individual stockholders may be further solicited through telephone or other oral communications from our Board of Directors or from specially engaged employees or paid solicitors that our Board of Directors intends to engage. Our Board of Directors intends to solicit proxies for shares that are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and the Company may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. We will bear all solicitation expenses.

What constitutes a quorum for purposes of the Special Meeting of Stockholders?

Holders of a majority of outstanding shares of stock entitled to vote present at the meeting or represented by proxy constitute a quorum for the Special Meeting of Stockholders.

How are votes counted?

The affirmative vote by holders of a majority of the shares of our common stock represented at the Special Meeting of Stockholders is required to approve all of the proposals set forth herein, provided a quorum is present in person or by proxy. In counting votes, abstentions, broker non-votes ( i . e ., shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise authority to vote the shares in its discretion) and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a majority is required.

Your vote is important. We encourage you to vote as soon as possible.

PROPOSAL 1
AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF
COMMON STOCK

Our current Certificate of Incorporation authorizes us to issue up to a total of 750,000,000 shares of common stock.  A total of 434,764,704 shares of common stock were issued and outstanding as of the September 7, 2011, the record date established for shares of common stock entitled to vote at the meeting. As at October 3, 2011 an aggregate of 645,209,411shares of common stock were issued and outstanding.

As discussed in our Current Report Form 8-K filed on August 29, 2011, Alpha Capital Anstalt (“Alpha Capital”) and Whalehaven Capital Fund Ltd (‘Whalehaven”, and together with Alpha Capital,  collectively the "Plaintiffs") filed a complaint against Radient Pharmaceuticals Corporation (“RPC,” “we” or “our”)  regarding the number of warrants Plaintiffs  received in a registered direct offering we completed in November 2009 and the shareholder vote we obtained at our December 3, 2010 annual shareholder meeting.  As reported in our Form 8-K dated May 17, 2011, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs pursuant to which we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance, which shares were evidenced in part by convertible promissory notes issued to the Plaintiffs. Such Settlement Agreement, as amended on May 23, 2011 (the “Original Settlement Agreement”, was approved by the United States District Court for the Southern District of New York (the “Court”) which issued an order providing that the common stock issuable under the notes were exempt securities under Section 3(a)(10) of the Securities Act of 1933, as amended. As further reported in our Current Report Form 8-K filed on July 25, 2011, on July 19, 2011 the Plaintiffs wrote a letter to the Court alleging that we failed to perform our obligations under the Original Settlement Agreement, which allegations we have disputed.

On August 25, 2011, we entered into new settlement agreement with Plaintiffs that amended and restated the Original Settlement Agreement (the “Final Settlement Agreement”), which was approved by the Court on August 26, 2011. A complete copy of the Final Settlement Agreement and related documents are attached to the 8-K filed on August 29, 2011.  The Final Settlement Agreement was consented to by Iroquois Master Fund Limited, Cranshire Capital, LP, Bristol Investment Fund Ltd., Kingsbrook Opportunities Master Fund LP and Freestone Advantage Partners LP (collectively, the “2011 Noteholders”).

Under the terms of the Final Settlement Agreement, we issued our 8% convertible promissory notes in the principal amount of $4,559,842.41 to Alpha Capital and $3,496,415.91 to Whalehaven (the “Notes”).  We are obligated retire the Notes in monthly installments, commencing January 31, 2012,  by the payment in cash or (at our sole option) by delivery shares of our common stock in an amount equal to 6.25% of the initial principal amount of each Note, plus accrued interest.  In the event we elect to make installment payments in common stock, we will be obligated to make monthly delivery of shares of common stock that are not subject to any restrictions on resale under Rule 144 under the Securities Act (“Non-Restricted Shares”) valued at 80% of the three lowest volume weighted average closing prices of our common stock over the 20 trading days immediately prior to each installment payment date.  It is our present intention to amortize the Notes with our common stock, although we may elect to pay one or more such installments in cash.

The Notes permit the Plaintiffs to convert the Notes into our common stock, although the Final Settlement Agreement and the Notes contain “blocker” provisions designed to prevent the Plaintiffs from becoming “beneficial owners” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act “) of more than 9.99% of our outstanding common stock, the Plaintiffs

In addition, we agreed to issue Plaintiffs additional Non-Restricted Shares (the “True Up Shares”) to adjust, based on recent reductions in the closing prices of our publicly trades shares,  the number of shares we previously issued to the Plaintiffs in connection with prior  conversions of the notes we issued under the Original Settlement Agreement.

 We agreed to reserve an aggregate of 175 million shares of authorized and previously unissued Common Stock for potential issuance to the Plaintiffs for issuance upon their conversion of the Notes. We further agreed to keep a sufficient number of shares of Common Stock for purposes of enabling issuing all of the Settlement Shares pursuant to the Final Settlement Agreement and the Notes.

Pursuant to the Final Settlement Agreement we were released from all liability and claims from Plaintiffs arising under the Original Settlement Agreement.

As previously reported in our current report Form 8-K August 2, 2011, we were in default to each of the holders of our convertible notes due December 1, 2011 (the “2011 Notes”) in the original principal amount of $8,437,500. On June 29, 2011, we entered into an exchange agreement with the 2011 Noteholders, (the “Exchange Agreement”) in order to settle our obligations to each of the 2011 Noteholders,  pursuant to which, each 2011 Noteholder agreed to exchange its claims for (i) our 4% $4,950,000 aggregate amount of convertible notes (the “4% Notes”)), (ii) shares of our aggregate stated value  $6,701,000 of 4% Series A Convertible Preferred Stock (the “Preferred Stock”), and (iii) a five year warrant to purchase additional shares of our common stock. On August 1, 2011, the 4% Notes and Preferred Stock were amended to change the installment payment dates.  On August 26, 2011, we further amended the 4% Notes and Preferred Stock to change the installment payment dates under the 4% Notes and the automatic conversion dates under the Preferred Stock to August 22, 2011, October 4, 2011 and November 4, 2011.  Additionally, the Maturity Date of the Note and the final redemption date of the Preferred Stock were changed to December 8, 2011.  The term Pre-Installment Date and the “Pre-Automatic Conversion Dates” under the Preferred Stock were also changed as follows: (i) the Issuance Date, (ii) September 6, 2011; (iii) October 7, 2011; and (iv) November 9, 2011.

On February 2, 2011, JPI closed a $900,000 financing (the “JPI Bridge Financing”).  In connection with the closing of the JPI Bridge Financing, JPI issued 10% Convertible Debentures to six accredited investors’ in the aggregate principal amount of $900,000 (the “JPI Debentures”).  On March 17, 2011, JPI conducted an additional closing of the JPI Bridge Financing in the amount of $100,000 increasing the aggregate principal amount of the JPI Debentures to $1,000,000, which will be used to underwrite legal and accounting expenses associated with an anticipated merger transaction and reverse merger process (“proposed transaction”).  As part of the agreement, the Company secured the JPI Debentures with its common stock in the event that JPI does not complete a proposed transaction reverse merger or other event which results in its stock becoming publicly traded on a U.S. equity market on or before September 30, 2011.  The JPI Debentures could then be exchanged for common shares of our Company at a conversion price of $0.28 per share (the “RPC Conversion Price”) unless a majority of the holders of the JPI Debentures consent in writing to an extension of the September 30, 2011 deadline for JPI becoming publicly traded in the United States; provided, however, that such date shall not be extended for more than six months in total.  The RPC Conversion Price is subject to full ratchet anti-dilution protection.  Assuming that JPI does not become a U.S. publicly traded company, we would be required to issue approximately 107 million additional  shares of our common stock if the JPI Debentures are converted.

As a result of the above settlement agreements with Alpha Capital, Whalehaven Capital, the 2011 Noteholders, and JPI guarantee, together with the shares we have already issued, we anticipate that, upon conversion of their convertible securities and full exercise of their warrants, we would be required to issue approximately 1,357 million shares of our common stock to Alpha Capital and Whalehaven Capital and approximately 905 million shares of our common stock to the 2011 Noteholders.  Accordingly, together with other outstanding options, warrants, convertible notes and the JPI Debentures, it is possible that, in addition to our approximately 645 million outstanding shares, on a fully diluted basis, as much as approximately 2,885 million shares of our common stock could be issued.

The calculation of shares issuable was made using a revised estimated conversion price based on the ratchet provisions.

In as much as our certificate of incorporation currently only authorizes us to issue a maximum of 750 million shares, at the present time, we only have approximately 100 million shares available for issuance to the 2011 Noteholders, Alpha Capital and Whalehaven Capital (collectively, “Alpha/Whalehaven”) and JPI Debentures Noteholders.

IF SUCH AMENDMENT IS NOT AUTHORIZED, ALPHA/WHALEHAVEN OR THE 2011 NOTEHOLDERS, OR THE JPI DEBENTURES HOLDERS COULD DECLARE DEFAULTS UNDER THEIR RESPECTIVE AGREEMENTS, ACCELERATE OUR INDEBTEDNESS TO THEM, AND COMMENCE LEGAL PROCEEDINGS TO COLLECT ALL OBLIGATIONS OWED TO THEM.  IN SUCH EVENT WE MIGHT HAVE TO SEEK PROTECTION FROM OUR CREDITORS UNDER THE FEDERAL BANKRUPTCY LAWS.

Accordingly, we must increase our authorized common stock to comply with our obligations to have sufficient authorized shares of common stock to issue to such former creditors and avoid events of defaults under the agreements.

In addition to the above agreements which we believe have served to eliminate significant Company liabilities, in our efforts to further our business and ultimately create value for our stockholders’ in their investment in our Company, our Board of Directors may seek to complete additional financings in the near future.  At this time we do not have any plans to issue any shares other than as discussed in this Information Statement.  However, if and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of another information statement.  A portion of the currently reserved shares is for the issuance of common stock underlying outstanding notes that are readily being converted.  The conversion of such notes depends upon the market price of our common stock on certain dates and therefore the ultimate number of shares issuable pursuant to these conversions may be less than the number of shares we are currently reserving for such conversions, in which case we will be able to issue those currently reserved shares for other purposes.

Accordingly, we must our Certificate of Incorporation so that we shall have 5,000,000,000 authorized shares of common stock.  We will not be immediately issuing the additional 2,885 million shares, but rather will only be issuing the number of shares issuable pursuant to the Alpha Capital and Whalehaven Capital Settlement Agreement, the Exchange and Letter Agreement with the 2011 Noteholders and any other shares needed to complete any of the other transactions contemplated above.

Other than meeting our contractual obligations, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include:

•	The ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions; and
•	To have shares of our capital stock available to pursue business expansion opportunities, if any.

 The disadvantages include:

•
The issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board of Directors’ desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

•
Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

 IF SUCH AMENDMENT IS NOT AUTHORIZED, WE AGREED IN THE EXCHANGE AGREEMENT TO CAUSE AN ADDITIONAL STOCKHOLDER MEETING TO BE HELD EVERY CALENDAR QUARTER THEREAFTER UNTIL SUCH APPROVAL IS OBTAINED.  AS SUCH, OUR FAILURE TO RECEIVE APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT WILL REQUIRE US TO INCUR THE COSTS OF HOLDING ONE OR MORE ADDITIONAL STOCKHOLDER MEETINGS UNTIL WE RECEIVE SUCH APPROVAL.

If the Stockholders approve Proposal 1, the Board of Directors shall file an Amendment to our Certificate of Incorporation  with the Secretary of State of Delaware. The increase in our authorized capital will become effective on the date of filing. The text of the Articles of Amendment is set forth in Exhibit A hereto.

The approval of our proposal to amend our Certificate of Incorporation  and increase our authorized capital requires the affirmative vote of at least a majority of the votes cast by the holders of shares of common stock present or represented at the meeting and entitled to vote.

Our Board of Directors recommends that stockholders vote “FOR” the amendment to our Certificate of Incorporation to increase our authorized common stock from 750 million shares 5 billion shares.

PROPOSAL 2

APPROVAL OF AUTHORITY TO AMEND THE COMPANY’S CERTIFICATE OF
INCORPORATION TO IMPLEMENT, ON ONE OR MORE OCCASIONS, REVERSE
STOCK SPLITS AT RATIOS AGGREGATING UP TO A 1:100 RATIO

The Reverse Stock Split

Our Board of Directors, by written consent dated as of October 3, 2011, approved the Reverse Split.  The board of directors seeks the right to amend our Certificate of Incorporation to authorize the board of directors to implement, on one or more occasions, reverse stock splits at ratios aggregating up to a 1:100 ratio. A reverse stock split will reduce the number of outstanding shares of our common stock by reclassifying and  converting all outstanding shares of our common stock into a proportionately fewer number of shares of common stock.  This action would also result in a relative increase in the available number of authorized but unissued shares of our common stock, because the number of shares authorized for issuance is otherwise unchanged by the split.  Each stockholder’s proportionate ownership of the issued and outstanding shares of our common stock would remain the same, however, except for minor changes that may result from additional shares issued in connection with fractional shares.  And, with the exception of adjustments for those shareholders with fractional shares, the reverse stock split will not affect any stockholder’s proportional equity interest in the company in relation to other shareholders or rights, preferences, privileges or priorities.  Outstanding shares of new common stock resulting from the reverse stock split will remain fully paid and non-assessable.

The Board believes that stockholders should authorize the reverse stock split for the following reasons:

Purpose and Reason For Reverse Stock Split

As of the September 7, 2011 record date for the Special Meeting, there were 434,764,704 shares of our common stock issued and outstanding.  As of October 3, 2011, there were 645,209,411shares of our common stock issued and outstanding.   The Reverse Stock Split is being proposed to position the Company for any future business or opportunity. Management believes that the current number of shares outstanding is too large to compensate any one individual or group bringing a new business venture or opportunity to us.

Although the market price per share of our common stock may increase as a result of a reverse split, the effect of the reverse stock split cannot be predicted.  There can be no assurance that the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding resulting for a reverse stock split.  The market price of our common stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

Disadvantages of a Reverse Stock Split

Even though the board of directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split:
(a)
A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of our common stock in even multiples of 100.

(b)
Because a reverse stock split would result in an increased number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect.   For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of by causing such additional authorized shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the Board of Directors determines is not in our best interests or those of our stockholders.  The increase in the number of authorized but unissued shares of common stock may therefore have the effect of discouraging unsolicited takeover attempts.  By potentially discouraging initiation of unsolicited takeover attempts, the increase in the number of authorized but unissued shares of common stock may limit the ability of our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that otherwise may be available under a merger proposal.  The increase in the number of authorized but unissued shares of common stock may have the effect of permitting our current members of management, including our current board members, to retain their position, and place them in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.  However, our board of directors is not aware of any attempt to take control of the Company, and our Board of directors did not propose the Amendment with the intent that the increase in the number of authorized but unissued shares of common stock be utilized as a type of anti-takeover device.

(c)
The increased number of authorized but unissued shares of our common stock could be issued by the Board of Directors without further stockholder approval, which could result in dilution to the holders of our common stock.

Effect of the Reverse Stock Split

The principal effects of the reverse split will be as follows:

Based upon the 434,764,704 shares of common stock outstanding on the record date, the reverse split would decrease the outstanding shares of common stock.  If the Board effects the stock split on a 1:100 basis, then the number of our shares outstanding shall be reduced to approximately 4,347,647 shares of common stock issued and outstanding (the exact number of shares outstanding after the reverse split will be determined following the effectiveness of the reverse split since fractional shares shall be rounded up to the nearest whole share).  Further, any outstanding options, warrants and rights as of the record date that are not anti-dilutive will be decreased accordingly.

Following the effectiveness of the reverse split, all of your shares will be represented by a smaller amount of shares, with the exact amount depending upon the final ratio the board applies.  For example, if the board effects a 1:100 reverse stock split, then for every 100 shares of common stock presently outstanding, without any action on the part of the stockholder, will represent 1 share of common stock.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the reverse split will not result in a change in the relative equity position or voting power of the holders of common stock.

Exchange of Stock Certificates

Following the Effective Date, the appropriate number of shares based upon the ratio will be automatically combined and changed into the lesser number of shares of common stock; for example if the Board effects a 1:100 ratio, then every 100 shares of common stock outstanding at that time, without any action on the part of the stockholder, will represent 1 share of common stock.  The number of shares of common stock issued and outstanding will then be reduced accordingly.  No additional action on our part or any shareholder will be required in order to affect the reverse split.  Shareholders will be requested to exchange their certificate representing shares of common stock held prior to the reverse split for new certificates representing shares of common stock.  Shareholders will not have to submit certificates until requested to do so and will be furnished the necessary materials and instructions to enable them to effect such exchange promptly after the effective date. Certificates representing shares of old common stock subsequently presented for transfer will not be transferred on our books and records, but we will effect the conversion of the old common stock into shares of new common stock.  You should not submit any certificates until requested to do so.

No fractional shares of post-reverse split common stock will be issued to any shareholder.  In lieu of any such fractional share interest, each holder of pre-reverse common stock who would otherwise be entitled to receive a fractional share of post-reverse common stock will in lieu thereof receive one full share upon surrender of certificate formerly representing pre-reverse common stock held by such holder.

YOU SHOULD NOT SEND YOUR CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

Federal Income Tax Consequences of the Reverse Split

The combination of shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.  This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all shareholders.  Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Upon effectiveness, the Company will obtain a new CUSIP number for the common stock.

BENEFICIAL OWNERSHIP OF RADIENT PHARMACEUTICAL CORP.’S COMMON STOCK

As of October 3, 2011, we had issued and outstanding a total of 645,209,411shares of common stock.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our shares of common stock as of September 7, 2011 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each of our directors and executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.  As at the record date of the stockholders meeting an aggregate of 434,764,704 shares of our common stock were issued and outstanding, all of which are entitled to vote at the Stockholders’ Meeting.

Name and Address		Number of Shares		Percentage Owned

Douglas C. MacLellan	(1)	2,910,051	(2)	*

Akio Ariura	(1)	2,140,000	(3)	*

Mike Boswell 400 Professional Drive, Suite 310, Gaithersburg, MD 20879		240,000	(4)	*

Dr. Robert Beart 445 S. Grand Ave, Pasadena, Ca 91105		190,000	(5)	*

Robert L. Rooks 1912 Pine St, Huntington Beach, CA 92648		40,000	(6)	*

Leonard Reyno 607 North Las Palmas Ave Los Angeles, CA 90004		40,000	(7)	*

All Directors and Officers as a group (6 persons)		5,560,051		*

Alpha Capital Anstalt 150 Central Park South, Second Floor, New York, NY 10019	(8)	10,154,636	(9)	*

Whalehaven Capital Fund Ltd. 560 Sylvan Avenue Englewood Cliffs, NJ 07632	(8)	7,646,637	(10)	*

Kingsbrook Opportunities Masters Fund L.P. 590 Madison Ave, 27th Floor, New York, NY 10022	(11)	43,041,706	(12)	9.90%

Bristol Investment Fund, Ltd. 6353 West Sunset Boulevard, Suite 4006, Hollywood, CA 90028	(11)	43,041,706	(13)	9.90%

Iroquois Master Fund Ltd. 6411 Lexington Avenue, 26th Floor, New York, NY 10022	(11)	43,041,706	(14)	9.90%

Cranshire Capital L.P. 3100 Dundee Road, Suite 703, Northbrook, IL 60062	(11)	43,041,706	(15)	9.90%

Freestone Advantage Partners L.P. 3100 Dundee Road, Suite 703, Northbrook, IL 60062	(11)	23,505,388	(16)	5.30%

Anthony J. Cantone, PO Box# 43, Thompson, PA 18465-0043	(17)	27,494,506	(18)	5.96%

Bridge Ventures, LLC 100 Europa Dr, Ste 455, Chapel Hill, NC 27517	(17)	10,547,222	(19)	*

MJ Fil Investments, LLC 716 Oaks St, Winnetka, FL 60093	(17)	5,333,333	(20)	*

Next View Capital, LP 180 Crest View Dr, Deerfield, IL 60015	(17)	21,333,333	(21)	*

Option Opportunities Corp 716 Oak Street, Winnetka, IL 60093	(17)	10,666,667	(22)	*

Thomas G. Berlin 460 Arbor View Lane, Venice, FL 3492	(17)	16,000,000	(23)	*

Wardberg Opprortunistic Trading Fund, LP 716 Oak Street, Winnetka, IL 60093	(17)	16,000,000	(24)	*

(1)	Unless otherwise indicated, address is 2492 Walnut Avenue, Suite 100, Tustin, California, 92780.
(2)	Includes, 410,000 shares of common stock issuable upon the exercise of options at $0.75 per share and 2,500,000 shares of common stock issuable upon the exercise of options at $0.39 per share.
(3)	Includes 140,000 shares of common stock issuable on exercise of options at $0.75 per share and 2,000,000 shares of common stock issuable upon the exercise of options at $0.39 per share.
(4)	Includes 200,000 shares of common stock issuable upon the exercise of options at $0.39 per share.
(5)	Includes 150,000 shares of common stock issuable upon the exercise of options at $0.39 per share and 40,000 shares of common stock granted on August 5, 2010, and issued in May 2011.
(6)	Includes 40,000 shares of common stock granted on February 22, 2011, and issued in May 2011.

(7)     Includes 40,000 shares of common stock granted on August 19, 2011, and issued in August 25, 2011.
(8)     Includes shares of common stock. Do not include the shares issuable upon conversion of the notes. Conform to the convertible notes; the Holder shall not have rights as a shareholder of the Debtor with respect to unconverted portions of its Note.

(9)     If all notes and warrants owned of record by such investor were immediately exercisable, it would own additional 767,990,154 shares.

(10)     If all notes and warrants owned of record by such investor were immediately exercisable, it would own additional 588,911,674 shares.

(11)     On June 29, 2011, five investors entered in to an Exchange agreement with the Company on June 29, 2011. These investors are not affiliates.

(12)     Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities. Under the terms of the June 29, 2011 Exchange Agreement, Kingsbrook Opportunities cannot convert or exercise convertible securities or warrants whereby it would beneficially own more than 9.9% of the Company’s common stock.  If all notes, preferred shares and warrants owned of record by such investor were immediately exercisable, it would own an aggregate of 356,915,944 shares of common stock, consisting of 120,879,509 shares issuable upon conversion of outstanding notes, 33,151,619 shares issuable upon exercise of warrants, 163,639,160 shares issuable upon conversion of preferred shares, and 39,245,656 shares of common stock.

(13)     Bristol Capital Advisors, LLC (“BCA”) is the investment advisor of Bristol Investment Fund, Ltd. (“Bristol”).  Paul Kessler is the manager of BCA and as such has voting and investment control over the securities held by Bristol.  Mr. Kessler disclaims beneficial ownership of these securities. Under the terms of the June 29, 2011 Exchange Agreement, Bristol cannot convert or exercise convertible securities or warrants whereby it would beneficially own more than 9.9% of the Company’s common stock.  If all notes, preferred shares and warrants owned of record by such investor were immediately exercisable, it would own an aggregate of 330,036,4496 shares of common stock, consisting of 109,890,299 shares issuable upon conversion of outstanding notes, 30,137,843 shares issuable upon exercise of warrants, 148,762,651 shares issuable upon conversion of preferred shares, and 41,245,656 shares of common stock.

(14)    Iroquois Capital Management L.L.C (“Iroquois Capital”) is the investment manager or Iroquois Master Fund, Ltd. (“IMF”).  Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF.  As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF.  As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF.  Notwithstanding the foregoing, Mr. Silverman and Mr. Abbe disclaim such beneficial ownership. Under the terms of the June 29, 2011 Exchange Agreement, IMF cannot beneficially own more than 9.9% of the Company’s common stock.  If all notes, preferred shares and warrants owned of record by such investor were immediately exercisable, it would own an aggregate of 222,488,256 shares of common stock, consisting of 69,727,142 shares issuable upon conversion of outstanding notes, 19,122,919 shares issuable upon exercise of warrants, 94,392,268 shares issuable upon conversion of preferred shares in to common stock, and 19,122,919 shares of common stock.

(15)     Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.  Under the terms of the June 29, 2011 Exchange Agreement, Cranshire cannot convert or exercise convertible securities or warrants whereby it would beneficially own more than 9.9% of the Company’s common stock.  If all notes, preferred shares and warrants owned of record by such investor were immediately exercisable, it would own an aggregate of 131,257,917 shares of common stock, consisting of 37,362,725 shares issuable upon conversion of outstanding notes, 10,246,904 shares issuable upon exercise of warrants, 50,579,333 shares issuable upon conversion of preferred shares in to common stock and 33,068,955 shares of common stock.

(16)    Downsview Capital, Inc. (“Downsview”) is the investment manager for a managed account of Freestone Advantage Partners L.P. (“Freestone”) and consequently has voting control and investment discretion over securities held in such account. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares held in such account which are being registered hereunder.  Under the terms of the June 29, 2011 Exchange Agreement, Freestone cannot convert or exercise convertible securities or warrants whereby it would beneficially own more than 9.9% of the Company’s common stock. Includes 6,593,5933 shares issuable upon conversion of outstanding notes, 1,808,828 shares issuable upon exercise of warrants, 8,925,997 shares issuable upon conversion of preferred shares, and 6,176,970 shares of common stock.

(17) Shares of common stock issuable on September 30, 2011 for automatically conversion of Jade Pharmaceuticals Inc. debenture. The debenture was guaranteed by the Company.

(18) The address of Anthony Cantone is 766 Shrewsberry Avenue, Tinton Falls, New Jersey 077224.

(19) Tyron Capital Ventures LLC. ("Tyron Capital") is the investment manager of Bridge Ventures LLC (“Bridge Ventures”) and consequently has voting control and investment discretion over securities held by Bridge Ventures. Tyron Capital may be considered the beneficial owner of any securities deemed to be beneficially owned by Bridge Ventures. Peter L. Cocker is the sole managing members of Bridge Ventures.

(20) Daniel Welsh is the authorized representative for MJ Fil Investments LLC.

(21) Stewart Flink is the general partner and authorized manager of Next View Capital, LP.

(22) The person having voting, dispositive or investment powers over Option Opportunistic Corp. is Mr. Warsh, Authorized Agent.

(23) The subscriber is ETC Custodian, FBO Thomas G. Berlin IRA.

(24) The person having voting, dispositive or investment powers over Warberg is Daniel Warsh, Authorized Agent.

Description of Securities

Authorized Capital Stock

Our authorized capital currently consists of 750,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of preferred stock, par value $0.001 per share. As of October 3, 2011, we have 645,209,411shares of common stock issued and outstanding, and 670,100 shares of preferred stock issued and outstanding. Assuming the Board effects a one-for-100 Reverse Split, there will be issued and outstanding 6,452,094 shares of common stock.

Each outstanding share of common stock entitles the holder thereof to one vote per share on matters submitted to a vote of shareholders.  Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend. Should we decide in the future to pay dividends, it will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the company’s financial condition and the results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.  Each share shall be entitled to the same dividend.  In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; (iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

We have funded our operations primarily through a series of Regulation S and Regulation D companion offerings (the “Offerings”), as described below.

2008 Convertible Note Financing

On September 15, 2008, we conducted the closing of a combined private offering of 10% Convertible Notes (the “2008 Convertible Note Offering”) under Regulation D and Regulation S of $2,510,000 of 10% Convertible Promissory Notes (the “2008 Convertible Debt”), maturing at the earlier of (i) upon the closing of a Qualified Public Offering of our common stock (as defined below), if not mandatorily converted at the closing, or (ii) September 15, 2010 (the “Maturity Date”). For purposes thereof, “Qualified Public Offering” shall mean an equity offering of not less than $25 million in gross proceeds. The 2008 Convertible Notes bear interest at the annual rate of ten percent (10%) which shall accrue and be payable on the Maturity Date. If all of the principal amount of a 2008 Convertible Debt has not been voluntarily converted by the holder or a Qualified Public Offering causing a mandatory conversion shall not have occurred prior to the Maturity Date, the note holder shall receive additional interest (“Bonus Interest”) equal to fifty percent (50%) of the remaining principal amount of the 2008 Convertible Debt on the Maturity Date. Any unpaid Bonus Interest shall accrue interest thereafter at the rate of ten percent (10%) per annum thereon until paid.

The holders of the 2008 Convertible Debt have the right to convert the entire principal and accrued interest of the 2008 Convertible Debt into the common stock of the company at any time prior to the Maturity Date at $1.20 per share. Upon conversion of the 2008 Convertible Debt into our common stock, we shall issue warrants to purchase common stock (“Investor Warrants”) to the converting investors in the amount equal to fifty percent (50%) of the number of shares of common stock into which the 2008 Convertible Debt were converted. The Investor Warrants have a term of five (5) years from the date of issuance and shall be exercisable at a price equal to 120% of our stock price on the date of conversion; however, in no case will the exercise price be less than $2.80.

The shares of common stock issuable upon a voluntary conversion of the 2008 Convertible Debt carry so-called “piggy-back” registration rights should we file a registration statement in the future. In the event of a forced conversion into common shares in the event of a Public Offering, holders of the 2008 Convertible Debt will be subject to a lock-up on any remaining shares not sold in the offering for ninety (90) days after the Public Offering.

In connection with the offer and sale of the Notes in the 2008 Convertible Debt Offering, we relied on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation S and Regulation D, Rule 506 promulgated there under. We believe that all of the purchasers of Convertible Notes are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act.

In connection with the sale of 2008 Convertible Debt, we utilized the services of Jesup & Lamont Securities Corporation and Dawson James Securities, Inc., FINRA (NASD) member broker-dealers (the “Placement Agents”). For their services, the Placement Agents received commissions of 10% of the amount of the notes sold and the Placement Agents received an aggregate of $313,750 (2.5%) as due diligence and non-accountable expenses. We incurred an additional $111,849 in legal and other expenses related to the issuance of the Convertible Notes. The Placement Agents and their assigns also received five year warrants (“Placement Agent Warrants”) to purchase up to 209,166 shares of our common stock exercisable at $2.69, representing 115% of the five day volume-weighted average price of our common stock up through and including September 12, 2008. The terms of these warrants require that we issue additional warrants in the case of certain dilutive issuances of our common stock through the first quarter of 2009. The number of additional warrants to be issued is based on the percentage decrease in share price of the dilutive issuance compared to the exercise price of the warrants.

Pursuant to a Letter Agreement dated September 24, 2010, we sought the remaining 2008 Convertible Debt holders’ agreement to waive the default (our failure to pay the note by the maturity date) and give us until November 15, 2010 to issue them the shares underlying the 2008 Convertible Debt. In consideration for waiving the default and extending the maturity date to November 15, 2010, we increased the principal balance of the 2008 Convertible Debt outstanding as of September 14, 2010 by $56,635 or 25% of the outstanding balance on September 14, 2010 (the “25% Increase”) and increased the interest rate to 18%, which rate shall apply to the interest due from September 15, 2010 until the Note is converted pursuant to the 2008 Letter Agreement. The 2008 Convertible Debt holders are entitled to the Bonus Interest, which we calculated as a one-time fee of $113,269 or 50% of the outstanding principal balance on September 14, 2010 the principal balance of the Notes outstanding on September 14, 2010; however, such interest shall accrue at the rate of 18% per annum until paid. The amount of the 25% Increase and Bonus Interest shall be combined and such total shall be directly applied to the principal amount of the Notes outstanding on September 14, 2010. The outstanding balance of the 2008 Convertible Debt immediately before the 2008 Letter Agreement was $226,538 with a corresponding unamortized debt discount of $159,547. Due to the effect of the 2008 Letter Agreement, we accelerated the amortization of the remaining debt discount and recorded an increased to the outstanding principal balance by $113,269 and $56,635 representing 50% bonus interest and 25% interest, respectively. Since the 50% bonus interest was in accordance with the terms of the original convertible note agreement, we recorded such amount as interest penalty. In accordance with relevant accounting guidance, we recorded the 25% increase as a loss on extinguishment since the terms as described in the 2008 Letter Agreement indicates that the prior debt agreement would be extinguished. Finally, we agreed to adjust the Conversion Price of the 2008 Convertible Debt to equal 80% of the VWAP for the 5 trading days immediately preceding the date we receive NYSE Amex Approval of the additional shares to be issued pursuant to the adjusted price (the “Adjusted Shares”); provided however, that in no event shall the Conversion Price be less than $0.28 per share.

Since we did not issue the shares on November 15, 2010, because the SEC comment period prevented us from holding a shareholder meeting to obtain the related approval for such issuance by such date, the outstanding September 2008 Convertible Notes are susceptible to default. As of filing date we have not received any default notices.

As of December 31, 2010, the principal amount of $363,942 was outstanding on the 2008 Convertible Debt, with a combined accrued interest of $60,714, all of which is convertible into shares of our common stock pursuant to the Letter Agreement described above.

During the six months ended June 30, 2011, note holders converted $317,500 of principal and $53,555 of interest, representing 87% of the outstanding balance of the note balance as of December 31, 2010.  The Company issued 476,692 shares of its common stock upon the conversion of the notes.  The balance as of June 30, 2011 was $46,442 in principal and $11,867 of accrued interest.

12% Convertible Note Financing March and April 2010

On March 22, 2010, we entered into a Note and Warrant Purchase Agreement with one accredited investor. Pursuant to the Agreement, we issued the Lender a 12% Convertible Promissory Note (“Note”) in the principal amount of $925,000 and a five year warrant (“Warrant”) to purchase up to 1,100,000 shares of our Common Stock. The Warrant is initially exercisable at the higher of: (i) 105% of the average VWAP for the five trading days immediately preceding the date we issued the Warrant; and (ii) the Floor Price (the same as in the Note) in effect on the date the Warrant is exercised. The Note carries a 20% original issue discount. In addition, we agreed to pay $200,000 to the Lender to cover their transaction costs incurred in connection with this transaction; such amount was withheld from the loan at the closing of the transaction. As a result, the total net proceeds we received were $540,000. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated there under. We believe the purchaser is an “accredited investors,” as such term is defined in Rule 501(a) promulgated under the Securities Act. The Conversion Price of the Convertible Promissory Note is equal to 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable date the conversion is sought but will be at least $0.28 per share, subject to adjustment upon the occurrence of certain events.

The transaction with the Lender was the “First Closing” of a series of similar transactions in April 2010, which together are hereinafter referred to as “2010 Notes.” On April 8, 2010, our Board of Directors authorized us to enter into additional Purchase Agreements to issue up to an additional $7,500,000 of 12% Convertible notes and to issue warrants to issue up to an additional 15,000,000 shares of our Common Stock pursuant to the 2010 Notes.

On April 8, 2010, we entered into Note and Warrant Purchase Agreements (the “Agreements”) with 24 accredited investors (“Lenders”) in the “Second Closing” of the sale of 12% Convertible Notes (“Second Closing Notes”) and Warrants. Pursuant to the Agreements, we issued to the Lenders Convertible Promissory Notes in the aggregate principal amount of $5,490,165 and warrants to purchase up to 6,528,843 shares of our Common Stock (“Warrants”). The Second Closing Notes matured on April 7, 2011 (“Maturity Date”). The Second Closing Notes contain original issue discounts and fees payable by us aggregating $2,285,165. As a result, the total net proceeds we received were $3,225,000. The Agreements, Notes and Warrants, as well as the terms of this transaction, are substantially the same as those we issued to the investor in the First Closing on March 22, 2010, as disclosed on the Form 8-K we filed with the Securities and Exchange Commission on March 26, 2010.

As of the Second Closing, we had 26,851,069 shares of common stock issued and outstanding. The Agreements include an addendum that prohibits us from issuing more than 594,528 shares to the Lenders, unless we receive stockholder approval and NYSE Amex approval to list and issue all shares issuable: (i) upon exercise of all of the Warrants at $0.38 per share, (ii) all of the Notes are converted at that same price (which is the lowest price possible, although the initial conversion price is 80% of the five day volume weighted average closing price of our common stock preceding the date of conversion) and (iii) no shares are issued in payment of interest. We were required under the terms of the Notes to obtain stockholder approval, on or before July 15, 2010, of the issuance of all shares of our common stock issuable pursuant to the Notes and Warrants. If we failed to obtain such approval, an Event of Default under the Notes would occur. We were also obligated to receive listing approval from NYSE Amex for the shares of our Common Stock issuable upon conversion of the Note and exercise of the Warrant as soon as practicable after closing, but in no event later than May 1, 2010.

On April 13, 2010, we entered into Additional Note and Warrant Purchase Agreements (“Additional Agreements”) with eleven accredited investors (“Lenders”) in a “Third Closing” of the 2010 Notes . Pursuant to the Additional Agreements, we issued to the Lenders additional Convertible Promissory Notes in the aggregate principal amount of $3,957,030 (“Third Closing Notes”) and warrants to purchase up to 4,705,657 shares of our Common Stock (“Warrants”). The Third Closing Notes matured on April 12, 2011 (“Maturity Date”). The conversion price of the Third Closing Notes is the higher of (i) 80% of the five day volume weighted average closing price of our common stock preceding the date of conversion, or (ii) $0.28 per share. We agreed to pay to the Lenders one-sixth of the principal amount of the Notes each month commencing on the six month anniversary of the Notes and the balance of the unpaid principal of the Notes on the one year anniversary date of the Notes. The Notes contain original issue discounts and fees payable by us aggregating $1,646,980. As a result, the total net proceeds we received in the Third Closing were $2,310,000. The exercise price of the Warrants issued in the third closing is $0.69 per share.

On April 26, 2010, we entered into Additional Note and Warrant Purchase Agreements (“Additional Agreements”) with eleven accredited investors (“Lenders”) in a “Fourth Closing” of the 2010 Notes. Pursuant to the Additional Agreements, we issued to the Lenders additional Convertible Promissory Notes in the aggregate principal amount of $685,170 (“Fourth Closing Notes”) and warrants to purchase up to 712,949 shares of our Common Stock (“Warrants”).  The Fourth Closing Notes matured on April 26, 2011 (“Maturity Date”). The conversion price of the Fourth Closing Notes is the higher of (i) 80% of the five day volume weighted average closing price of our common stock preceding the date of conversion, or (ii) $0.28 per share. The Notes carry 20% original issue discounts and fees payable by us of $285,170. As a result, the total net proceeds we received in the Fourth Closing were $400,000. The exercise price of the Warrants issued in the fourth closing is at an initial exercise price of $0.28 per share for two investors and up to 101,849 shares at an exercise price of $0.89 per share for the remaining two investors.

The Agreements, Notes and Warrants, as well as the terms of this transaction (other than the exercise price of the warrants) in the Second, Third and Fourth Closings are substantially the same as those we issued to the investor in the First Closing pursuant to the Note and Warrant Purchase Agreements we entered into on March 22, 2010.

Upon a Triggering Event, as defined in the Note, the outstanding balance of the Note immediately increases to 125% of the then-owed principal balance and interest accrues at the rate of 18% per annum. Upon an Event of Default, as defined in the Note, the holders may declare the unpaid principal balance together with all accrued and unpaid interest thereon immediately due and payable. However, all outstanding obligations payable by us automatically becomes immediately due and payable if we become the subject of a bankruptcy or related proceeding. Since the registration statement, registering all of the securities issuable in the March-April 2010 12% Convertible Note Financing was not declared effective by June 1, 2010, a trigger event under the terms of the notes issued in the First Closing, Second Closing and Third Closing occurred (the “June 1 Trigger Event”). Since the registration statement, registering all of the securities issuable in the 2010 Notes, was not declared effective by August 31, 2010, a trigger event under the terms of the notes issued in the Fourth Closing occurred (the “August 31 Trigger Event” together with the June 1 Trigger Event, the “Trigger Events”). Upon the occurrence of Trigger Events, the outstanding balance of the Notes immediately increased to 125% of the then-owing principal balance and interest commenced to accrue at the rate of 18% per annum. Under the terms of registration rights agreement we entered into for the 2010 Notes, if we fail to file the registration statement or keep it effective as per the terms of such agreement, $100 per day shall be added to the principal balance of the Notes for so long as the registration statement remains unfiled or not effective, up to a cap of $10,000 (the “Registration Rights Increased Principal”).

Additionally, we were required under the terms of the 2010 Notes to obtain stockholder approval, on or before July 15, 2010 for the First Closing and on or before August 31, 2010, for the Second, Third, and Fourth Closings. Due to the SEC review of our proxy statement and periodic reports that we are required to submit to our shareholders with the Proxy Statement, we were unable to file and mail our definitive proxy statement so as to give our shareholders proper notice of an August 31, 2010 meeting and therefore were not able to have a meeting or obtain shareholder approval on such date. This failure constituted an Event of Default under the 2010 Notes, pursuant to which the note holders were entitled to declare the entire principal and interest due on the notes then immediately payable. In light of the default, to maintain good relationships with the investors of the 2010 Notes, we requested the 2010 Notes’ investors to waive the July 15, 2010 and August 31, 2010 shareholder meeting date requirement and instead allow us to hold the meeting on or before November 15, 2010, as well as waive any defaults related thereto, in exchange for which we increased the balance of the notes by 25% (the “Extension”).  As a result of the 25% increase from the Extension, the principal amount of such notes was increased to $18,872,264.

On October 14, 2010, the Company entered into a forbearance agreement (“Forbearance Agreement”) with two investors (ISP Holdings, LLC and St. George Investments, LLC) of the 2010 Notes. These investors negotiated the terms of the Forbearance Agreement in lieu of entering into the Extension the other 2010 Notes investors signed. Pursuant to the Forbearance Agreement, the two investors refrained and temporarily forbore from exercising and enforcing their remedies against the Company due to the Event of Default and in return the Company agreed as a compensation for damages to the two investors to increase the outstanding balance of the 2010 Notes to ISP Holdings, LLC by 68% and increase the outstanding balance of the 2010 Notes to St. George Investments, LLC by 25%. In addition, the Company agreed to obtain the required Shareholder Approval to issue the shares underlying the 2010 Notes and warrants on or before November 15, 2010.  In relation to this agreement, the Company recorded $381,920 in additional principal, and offsetting interest expense, for the liquidation damages of the warrants and $300,773 as a loss on extinguishment of debt and is reflected in other expenses, net, in the accompanying condensed consolidated statements of operations.  Since we did not hold the meeting by November 15, 2010 (due to the SEC comment period), these two note holders submitted notice to us that the balance of their note shall increase by another 25% under the terms of the Forbearance Agreement.  As of December 31, 2010, we increased the outstanding note balance of these two note holders by $868,522 for the 25% that was contractually due, but were under negotiations.  Since we had not entered into any settlement, on May 26, 2011, these two note holders submitted default notices to us demanding payment of the note in full, including principal, interest, penalties and legal fees, accrued up to June 1, 2011 for an aggregate total of $1,306,619.  On June 6, 2011, an agreement was reached with these note holders and an aggregate total of additional penalties in the amount of $94,297 were added to the principal of their notes.

In April 2011, the Company entered into a Debt Exchange Agreement whereby the outstanding balance of one of the Convertible Notes, including premiums, was exchanged for shares of the Company’s common stock.  As part of this exchange,  the note holder of the 2010 Note converted $479,806 of principal and $92,967 of accrued interest, premiums of $121,494 and legal fees of $5,000 into 1,849,819 shares of the Company’s common stock.  The premium was recorded as extinguishment of debt.

During the six months ended June 30, 2011, a total of $18,015,319 of principal and $1,076,813 of accrued interest of this debt, representing 97% of the total 2010 Notes outstanding was converted into 48,558,862 shares of the Company’s common stock. The balance as of June 30, 2011 was $639,972 in principal and $464,166 of accrued interest.

Convertible Senior Notes

Series 1

In December 2008, in the first closing of the 12% Senior Note offering, the Company issued units consisting of $1,077,500 principal amount of 12% Senior Promissory Notes (“Series 1 Senior Notes”) and five-year warrants to purchase a total of 862,000 shares of the Company’s common stock at $1.00 per share.  On January 30, 2009, the Company conducted the second and final closing of the Series 1 Senior Note offering whereby the Company sold an additional $680,000 principal amount of Senior Notes and a five-year warrant to purchase a total of 544,000 shares of common stock at $1.13 per share. Accordingly, a total of $1,757,500 in Senior Notes and Warrants to purchase 1,406,000 shares of common stock in the Senior Note Offering were sold in 2008 and 2009.  The Senior Notes originally bore an interest rate of 12% per annum, payable semi-annually on June 1 and December 1of each year after issuance.  The Senior Notes matured on the earlier of the second anniversary of the closing date or upon the completion of the closing of a credit facility or loans by the Company or its subsidiaries with a financial institution or bank of not less than $8 million in a transaction or series of transactions.  The Senior Notes are unsecured, and are senior to the other Convertible Debt.  The Company was not permitted to issue additional notes or evidence of indebtedness that are senior in priority to the Senior Notes, however, the Company was permitted to issue notes up to an aggregate principal amount of $2,500,000 which were of equal priority with the Senior Notes.  In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of these notes by $439,372.  The total principal of the Series 1 Senior Notes at December 31, 2010 was $2,196,875 and $526,325 of accrued interest.

On January 3, 2011, the shares underlying the Exchange Agreement with the Senior Note holders were approved by the NYSE Amex and these notes became convertible into the Company’s common stock.

During the six months ended June 30, 2011, note holders converted $2,196,875 of principal and $552,328 of interest, representing 100% of the outstanding balance of these notes.  The Company issued 5,931,529 shares of its common stock upon the conversion of the notes.

Series 2

On May 4, 2009, the Company conducted a first closing of a private offering under Regulation D for the sale to accredited investors of units consisting of $1,327,250 principal amount of  Series 2 Senior Notes and five-year warrants to purchase a total of 2,123,600 shares of the Company’s common stock at $0.98 per share (the “Warrant Shares”). On June 12, 2009, the Company conducted the second closing of a private offering under Regulation D for the sale to accredited investors of units consisting of $468,500 principal amount of Series 2 Senior Notes (“Series 2 Senior Notes”) and five-year warrants to purchase a total of 749,600 shares of the Company’s common stock at $1.11 per share (the “Warrant Shares”). Under the terms of the offering, the exercise price of the Warrant Shares was 115% of the five (5) day volume weighted average closing price of the Company’s common stock on NYSE Amex for the five (5) trading days prior to the date of the closing.   In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of this note by $448,941.  The total principal of these notes at December 31, 2010 was $2,244,688 and accrued interest was $457,769.

In April 2011, the Company entered into a series of Debt Exchange Agreements whereby the outstanding balances of several of the Convertible Notes, including premiums, were exchanged for shares of the Company’s common stock.  Holders of the Series 2 Senior Notes converted $600,000 of principal and $115,368 of accrued interest, premiums of $87,781 and legal fees of $10,000 into 2,708,593 shares of the Company’s common stock.  The premiums were recorded as an extinguishment of debt.

During the six months ended June 30, 2011, note holders converted $2,219,688 of principal and $505,326 of interest, representing 99% of the outstanding balance of these notes.  The Company issued 7,852,649 shares of its common stock upon the conversion of the Series 2 Senior Notes.  The balance of the Series 2 Senior Notes as of June 30, 2011 was $25,000 in principal and $7,327 of accrued interest.

Exchange Agreement

The Company did not make the required interest payments on the Series 1 Senior Notes or the Series 2 Senior Notes (collectively “the Senior Notes”) due on December 1, 2009 or March 1, 2010. The Company did not have sufficient cash to satisfy these Notes and carry on current operations. Consequently, under the terms of the Series 1 and 2 Senior Notes, the interest rate increased from 12% to 18% per annum. The failure to pay interest as scheduled represented an Event of Default under the terms of the Series1 and 2 Senior Notes and all senior debt was classified as current. However, none of the holders declared default, or declared the outstanding Senior Notes and other contractual obligations immediately due.

In order to resolve the defaults and to preserve as much cash as possible for operations, management put together an exchange agreement (the “Debt Exchange”) to enter into with its the debt holders, subject to shareholder approval (“Shareholder Approval”) of such share issuances, pursuant to which the debt holders would exchange their outstanding Senior Notes or other debt obligations for shares of the Company’s common stock. Some of the key provisions of the Debt Exchange agreement were as follows:

First, all of the issuances pursuant to the proposed Debt Exchanges were subject to Shareholder Approval. To that end, the Company filed its initial Preliminary Proxy Statement on Schedule 14A on February 1, 2010; the Company was to obtain the required Stockholder Approval by September 15, 2010. Based on the terms of the various exchange and/or extension/wavier agreements, all of the Senior Notes would fall back into default, pursuant to which the note holders could declare the full amount owed on the Senior Notes immediately due and payable, if the Company failed to hold the meeting by the required dates.  Once the Company obtained Shareholder Approval to issue the shares pursuant to a particular Debt Exchange, upon such issuance, the debt related to such exchange agreement would be convertible into shares of common stock and the holders thereof would waive all current and future defaults under the debt.

Second, the Company agreed to use its best efforts to register the shares issuable pursuant to the exchange agreements in the next registration statement to be filed under the Securities Act of 1933, as amended.

Third, the issuance of all of the shares of common stock to be issued under these Debt Exchanges was subject to NYSE Amex listing approval.

Under the terms of the Debt Exchange agreement, the Senior Notes would become convertible once all items above were met.  The number of shares of common stock to be issued to the note holder upon conversion shall be an amount equal to the quotient of: the amount of principal sought to be exchanged divided by seventy percent (70%) of the VWAP for the five (5) trading days immediately preceding the date of the exchange request; provided however, in no event shall the exchange price be less than $0.28.

In September 2010, the Company amended the Debt Exchange Agreement (“September 2010 Amendment to Debt Exchange Agreement”) with the Series 1 and 2 Note Holders. Pursuant to the September 2010 Amendment to Debt Exchange Agreement, the Series 1 and 2 Senior Note Holders agreed to extend the date of the required shareholder meeting to a date on or before November 15, 2010 instead of September 15, 2010. In return, the Company agreed to (a) increase the principal balance due on the Senior Notes by 25% effective September 1, 2010 and (b) the Company in its - sole discretion — maintains the right to pay the interest due on the Senior Notes in shares of its common stock so long as the market price of the Company’s common stock is equal to or above $0.28 per share on the date such interest is due. Due to the SEC’s review of the periodic reports that we were required to mail with the proxy statement, seeking the Stockholder Approval, we were unable to hold the related meeting until December 3, 2010.  Our stockholders approved all of the shares underlying the Debt Exchange Agreement at the December 3, 2010 meeting and the NYSE Amex approved the shares on January 3, 2011.  All of the consideration granted to the note holders pursuant to the exchange and/or extension/waiver agreements remained in effect and no other consideration was owed to the note holders pursuant to this default. The total for the additional penalty was $888,275 and was included in loss on extinguishment of debt for the year ended December 31, 2010.  As of the date of this filing, we have not received notice from any note holders declaring a default. Any shares of common stock to be issued pursuant to the Debt Exchange will be issued pursuant to Section 4(2) of the Securities Act for issuances not involving a public offering and Regulation D promulgated hereunder.

On January 3, 2011 when the NYSE Amex approved the listing of the shares, all conditions of the exchange were satisfied and the Series 1 and 2 Senior Notes were exchanged for Senior Convertible Notes (as all of the shares underlying the Debt Exchange Agreement are eligible for resale pursuant to Rule 144 as promulgated under the Securities Act of 1933, as amended – we requested all of the outstanding Series 1 and Series 2 Note holders to waive the registration requirement).  As a result of the Debt Exchange agreement the Senior Notes were considered extinguished and new Senior Convertible Notes issued.  In accordance with relevant accounting guidance, the Company determined the new Senior Convertible Notes contained a beneficial conversion feature.  The Company recorded $4,441,563 as the fair value of the beneficial conversion feature to additional paid-in capital and loss on extinguishment.

As of June 30, 2011, principal and interest in the amount of approximately $5,474,218, representing 99% of the Senior Convertible Notes have been converted into shares of the Company’s common stock .

Placement Agent Shares

We negotiated with the Series 1 and 2 note holders to obtain their agreement to exchange their rights to receive cash for shares of our common stock and to sign the Exchange Agreement (discussed above). In connection therewith, Cantone Research, Inc. (the “Negotiator”), who was also the placement agent in the 12% Senior Note Offering, agreed to assist us with those negotiations and obtain the signatures of the holders of the Series 1 and Series 2 Notes on the Exchange Agreement. For such services, we agreed to pay the Negotiator a fee equal to two percent of the total principal and interest that was due through March 1, 2010 on the Series 1 and 2 Notes (the “Initial Exchange Fee”). The Negotiator also agreed to assist us with obtaining the Series 1 and 2 Note holders agreement to extend the time for which we must obtain shareholder approval to November 15, 2010. For these services, we agreed to pay the Negotiator a fee equal to three percent of the total principal and interest that was due through August 31, 2010 on the Series 1 and 2 Notes (the “Second Exchange Fee” together with the Initial Exchange Fee, the “Exchange Fee”). The Negotiator further agreed to accept payment of the Exchange Fee in the form of shares of our common stock. The total amount of principal and interest due on the Series 1 and 2 Notes through March 1, 2010 was $3,952,403, and the Initial Exchange Fee was $79,048. The total amount of principal and interest due on the Series 1 and 2 Notes through August 31, 2010 was $4,295,620 and the Second Exchange Fee was $128,869. The parties agreed to pay the Exchange Fee in that number of shares of the Company’s common stock equal to the quotient of the Total Exchange Fee divided by $0.28, which totals an aggregate of 460,245 shares for the Negotiator (the “Fee Shares”). We also agreed to reduce the exercise price of the Cantone Series 1 and 2 Placement Agent Warrants, issued to the Negotiator at the time of the 12% Senior Note Offering, to $0.28 per share.  We obtained approval for the Fee Shares at the December 3, 2010 shareholder meeting and received NYSE Amex approval on January 3, 2011.  Accordingly, all of the Fee Shares were issued to the Negotiator.

The Bridge Loan Agreement

On September 10, 2009, the Company entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with Cantone Research, Inc. (the “Lender”) whereby the Lender agreed to provide a Bridge Loan for $58,000 (the “Bridge Loan”) and the Company agreed that the proceeds of the Bridge Loan would be used exclusively to pay interest due on currently outstanding “Senior Notes”. Interest under the Bridge Loan was set at 12% per annum. However, because the Company did not repay the Bridge Loan as scheduled on or before October 9, 2009, the interest rate was increased to 18% per annum, retroactive to September 10, 2009. Since the Bridge Loan was not repaid by December 1, 2009, $25,000 was added to the principal value of the Bridge Loan obligation, making the current principle value of the Bridge Loan $83,000 as of December 31, 2009. Pursuant to the Bridge Loan Agreement, against receipt of the Bridge Loan, the Company issued to the Lender a two-year warrant to purchase 116,000 shares of the Company’s common stock exercisable at $0.60 per share (the “Two-Year Warrant”). This warrant was valued at $34,800 using the Black-Scholes model with a discount rate of 0.93% and a volatility of 0.9308% on the date of the Bridge Loan Agreement. Under the appropriate accounting guidance, the Company recorded the value of the warrant at its relative fair value and recorded the relative fair value of the warrants as a debt discount which was amortized to interest expense over the term of the bridge loan. The Company paid cash fees associated with this debt of $15,000, which was recorded as debt issuance costs. The Company recorded interest expense of approximately $49,800 related to the debt issuance costs as of December 31, 2010.

In March 2010, the Company entered into an Exchange Agreement with the Lender. Under the Exchange Agreement, we agreed to the issuance of up to an aggregate of 404,526 shares of our common stock, issuable upon: (i) exchange and cancellation of all principal amount of the Bridge Loan ; (ii) cancellation of all of the interest accrued thereon, accruing at the contractual default rate of 18%, retroactively from September 10, 2009 through August 30, 2010; (iii) cancellation of all other fees due under the Bridge Loan, totaling approximately $12,000 and (iv) in consideration for such exchange and cancellations, a reduction of the warrant exercise price for the 116,000 warrants originally issued in connection with the Bridge Loan from $0.60 per share to $0.28 per share.

Pursuant to the Bridge Loan Exchange Agreement, we were required to obtain shareholder approval by September 15, 2010. Since our failure to obtain shareholder approval by September 15, 2010 would subject us to being in default of the Bridge Loan, on September 13, 2010, we sought the Bridge Loan holder’s agreement to instead hold the meeting on or before November 15, 2010. In consideration for their agreement to extend the time in which we were to obtain shareholder approval, and waive any defaults related to our failure to hold the meeting by September 15, 2010, we agreed to increase the principal balance of the Bridge Loan by 25% and pay an additional $5,000 in legal fees related to the default. In accordance with relevant accounting guidance, the Company recorded the 25% increase of $57,360 to the principal balance as a loss on extinguishment.

On September 14, 2010, the Company recorded a beneficial conversion feature of the principal balance of the note, which resulted in the recording of $140,360 as debt discount and amortization expense of $140,360 through December 31, 2010. As a result of this agreement, we agreed to issue the holder 592,261 shares (instead of 404,526), which includes interest payments due through December 31, 2010. The issuance of shares pursuant to the amendment was subject to our receipt of NYSE Amex listing approval and Shareholder Approval. If we did not receive Shareholder Approval, the exercise price of the warrants would remain at their pre-agreement amounts and the Company will have to pay the principal and accrued interest in cash. The Shareholder Approval was received on December 3, 2010 and the NYSE Amex listing approval was received on January 3, 2011.

As of December 31, 2010, the principal of the Bridge Loan was $140,360 and related accrued interest was $25,474.

During the six months ended June 30, 2011, aggregated principal and interest in the amount of $165,834 representing 100% of the outstanding balance of these notes was converted into 592,261 shares of the Company’s common stock.

Promissory Notes

On May 10, 2011, we entered into a Settlement Agreement with Alpha Capital Anstalt and Whalehaven Capital Fund Ltd. (the “Plaintiffs”), which was amended on May 23, 2011.  Pursuant to the Settlement Agreement we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance (the “Settlement Amount”); however, we are not obligated to issue the shares until we receive court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933(“Court Approval”), pursuant to which the shares will be free trading, and NYSE Amex or shareholder approval, if required.  Under the terms of the Settlement Agreement, upon Court Approval, we shall issue Plaintiffs as many shares of our common stock as possible to reach the Settlement Amount that the NYSE Amex has previously approved for issuance to the Plaintiffs.   In addition, to account for the time it would take to receive Court Approval, as well as NYSE Amex or shareholder approval of the ultimate number of shares issuable to obtain the Settlement Amount, and therefore their shares, the Plaintiffs agreed to accept a promissory note (the “Promissory Notes”) for the monetary value of that number of additional shares that would be required to be issued to achieve the Settlement Amount upon Court Approval based on a pre-determined formula set forth in the notes.  We received Court Approval on May 24, 2011.  The notes were delivered upon Court Approval; they bear 8% interest and mature four months after issuance.  The note must be paid on or before September 24, 2011 to avoid a judgment for the remaining principal, if any, at such time.

As amended, Plaintiffs maintain the right to convert the note into shares of our common stock at a pre-determined formula as set forth in the notes, which is subject to adjustment although no shares shall be issued until we have NYSE Amex or shareholder approval of same, if required.  Throughout the term of the note, if we no longer need NYSE Amex or shareholder approval, all shares issuable pursuant to the settlement agreement shall be issued.  Upon the occurrence of an Event of Default, the note will become immediately due and payable.  Under the Settlement Agreement, Plaintiffs are entitled to entry of judgment in the amount of principal outstanding, if any, on the maturity date.  The Settlement Agreement also contemplates the issuance of additional shares to Plaintiffs or the return of shares to us based upon variances in the market price of our common stock between the date we receive Court Approval and sixty days following the maturity date of the notes.  Pursuant to the Settlement Agreement, we agreed to pay Plaintiffs’ attorney fees of $75,000.  Once the initial shares and promissory note are issued, the parties shall file a Stipulation of Discontinuance of the lawsuit with the relevant court.

Based on the available amount of shares the NYSE Amex previously approved for the Plaintiffs, upon Court Approval on May 24, 2011, we issued the Plaintiffs an aggregate of 500,000 shares of our common stock valued at $140,400 and issued promissory notes for an aggregate amount of $10,771,655.  As a result of this agreement, we recorded legal settlement expense of $10,987,055.

Such Settlement Agreement, as amended on May 23, 2011 (the “Original Settlement Agreement”, and  approved by the United States District Court for the Southern District of New York (the “Court”) which issued an order providing that the common stock issuable under the notes were exempt securities under Section 3(a)(10) of the Securities Act of 1933, as amended. As further reported in our Current Report Form 8-K filed on July 25, 2011, on July 19, 2011 the Plaintiffs wrote a letter to the Court that we failed to perform our obligations under the Original Settlement Agreement, which allegations we have disputed.

On or about June 23, 2011, we advised Plaintiffs that due to the fact that each of the convertible notes held by Whalehaven and Alpha Capital are, by their stated terms, immediately convertible at the option of the holders into more than ten percent (10%) of the issued and outstanding shares of common stock of the Company, each of the Plaintiffs is an affiliate of the Company as defined in Rule 144(a) promulgated under the Securities Act.  As such, any additional Settlement Shares issued to the Plaintiffs under the Settlement Agreement would have to comply with the applicable provisions of the Securities Act and specifically Rule 144 promulgated thereunder with regard to resales. Accordingly we advised plaintiffs that  the additional 20.5 million shares issued to Plaintiffs pursuant to Section 3(a)(10) may only be resold  in compliance with Rule 144.  These shares are not “restricted securities” within the meaning of Rule 144(a); they are not subject to the holding period limitations of Rule 144(d).  However, they are subject to the other relevant provisions of Rule 144, including (i) the limitation of the amount of securities that may be sold by an affiliate pursuant to Rule 144(e)(1) and the manner of sale pursuant to Rule 144(f).

On June 23, 2011, we were delisted from the NYSE Amex and no longer required NYSE Amex approval to issue the shares due to the promissory note holders.  On June 29, 2011, we issued to the promissory note holders an aggregate of 20,500,000 shares of our common stock valued at $2,949,950.  The balance of the promissory note principal and accrued interest was $7,821,705 and $86,707 as of June 30, 2011, respectively.

In addition, the promissory note contains an embedded conversion feature.  The conversion feature was valued using the binominal pricing model and $2,684,286 was recorded as an addition to the derivative liability.

On August 25, 2011, we entered into new settlement agreement with Plaintiffs that amended and restated the Original Settlement Agreement (the “Final Settlement Agreement”), which was approved by the Court on August 26, 2011. A complete copy of the Final Settlement Agreement and related documents are attached hereto as Exhibits. The Final Settlement Agreement was consented to by Iroquois Master Fund Limited, Cranshire Capital, LP, Bristol Investment Fund Ltd., Kingsbrook Opportunities Master Fund LP and Freestone Advantage Partners LP (collectively, the “2011 Noteholders”).

Under the terms of the Final Settlement Agreement, we issued our 8% convertible promissory notes in the principal amount of $4,559,842.41 to Alpha Capital and $3,496,415.91 to Whalehaven (the “Notes”). We are obligated retire the Notes in monthly installments, commencing January 31, 2012, by the payment in cash or (at our sole option) by delivery shares of our common stock in an amount equal to 6.25% of the principal amount of each Note, plus accrued interest. In the event we elect to make installment payments in common stock, we will be obligated to make monthly delivery of shares of common stock that are not subject to any restrictions on resale under Rule 144 under the Securities Act (“Non-Restricted Shares”) valued at 80% of the three lowest volume weighted average closing prices of our common stock over the 20 trading days immediately prior to each installment payment date. It is our present intention to amortize the Notes with our common stock, although we may elect to pay one or more such installments in cash.

The Notes permit the Plaintiffs to convert the Notes into our common stock, although the Final Settlement Agreement and the Notes contain “blocker” provisions designed to prevent the Plaintiffs from becoming “beneficial owners” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act “) of more than 9.99% of our outstanding common stock, the Plaintiffs

In addition, we agreed to issue Plaintiffs additional Non-Restricted Shares (the “True Up Shares”) to adjust, based on recent reductions in the closing prices of our publicly trades shares, the number of shares we previously issued to the Plaintiffs in connection with prior conversions of the notes we issued under the Original Settlement Agreement.

We agreed to reserve an aggregate of 175 million shares of authorized and previously unissued Common Stock for potential issuance to the Plaintiffs for issuance upon their conversion of the Notes. We further agreed to keep a sufficient number of shares of Common Stock for purposes of enabling issuing all of the Settlement Shares pursuant to the Final Settlement Agreement and the Notes.

Pursuant to the Final Settlement Agreement we were released from all liability and claims from Plaintiffs arising under the Original Settlement Agreement.

January 2011 Notes

On January 30, 2011, the Company entered into a securities purchase agreement with 5 accredited investors (“Investors”) in a private equity financing of $8,437,500 and received approximately $7,500,000 in gross proceeds from the sale of convertible notes pursuant to the securities purchase agreement.  Net proceeds from the financing were approximately $6,820,000.  In connection with the closing of the transactions, the Company issued Convertible Promissory Notes in the aggregate principal amount of $8,437,500 (the “January 2011 Notes”), at a purchase price of $888.88 for each $1,000 of principal amount of notes, which are initially convertible into an aggregate of 14,062,500 shares of the Company’s common stock (“2011 Note Shares”) to the Investors.  The Investors also received: (i) Series A Warrants (“Series A Warrants”) to purchase an aggregate of 14,062,500 shares of our common stock  (“Series A Warrant Shares”) at an initial exercise price of $0.67 per share and (ii) Series B Warrants (“Series B Warrants,” together with the Series A Warrant, the “Warrants”) to purchase an aggregate of 7,031,250 shares of our common stock (the “Series B Warrant Shares,” together with the Series A Warrant Shares, the “Warrant Shares”) at an initial exercise price of $0.8175  per share for their investment.  Each of the Warrants has a term of five (5) years from the date the Warrants are initially exercisable.

Pursuant to the terms of the securities purchase agreement, the Company was required to have a shareholder meeting no later than April 30, 2011 seeking shareholder approval for (a) the issuance of all January 2011 Note Shares and Warrant Shares without any restrictions or limitations pursuant to the NYSE Amex and (b) an increase in the Company’s authorized shares of common stock to 400,000,000 (“Shareholder Approval”).  Prior to obtaining Shareholder Approval the Company is required to reserve that number of shares of its common stock which represents 100% of the January 2011 Shares and the Series A Warrant Shares; after obtaining Shareholder Approval, the Company is required to reserve that number of shares of its common stock which represents 130% of the shares of common stock issuable upon conversion of the January 2011 Notes and exercise of the Warrants.  Failure to obtain Shareholder Approval by the required dates constitutes an event of default under the January 2011 Notes.  Due to our inability to file our proxy statement we were unable to hold the required shareholders meeting.

Pursuant to the securities purchase agreement and January 2011 Notes, for so long as any January 2011 Notes or Warrants remain outstanding, the Company cannot issue or sell any rights, warrants or options to subscribe for or purchase shares of its common stock or directly or indirectly convertible into or exchangeable or exercisable for shares of its common stock at a price which varies or may vary with the market price of its common stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable conversion price of the January 2011 Notes or the then applicable exercise price of the Warrants.  For so long as any January 2011 Notes or Warrants are outstanding, unless or until the Company has received Shareholder Approval, the Company shall not take any action if the effect of such action would be to cause the exercise price of the Warrants or the conversion price of the January 2011 Notes to be reduced or to cause the number of January 2011 Note Shares or Warrant Shares to be increased.  For so long as any January 2011 Notes are outstanding, neither the Company nor our subsidiaries shall incur any debt, other than trade payables incurred in the ordinary course of business consistent with past practice, certain unsecured indebtedness incurred by the Company that is made expressly subordinate to the January 2011 Notes, and in connection with certain scheduled transactions contemplated by our subsidiaries.

The January 2011 Notes mature on December 1, 2011 and are convertible at any time at the Investors’ option; however the January 2011 Notes cannot be converted if such conversion would result in a Investor beneficially owning more than 4.99% of the Company’s outstanding common stock.  The Company is required to pay a certain portion of the January 2011 Note (“Installment Amount”) back on the first day of each month during the term of the January 2011 Note, beginning on March 1, 2011, and the Company has the option to pay the Installment Amount in shares of its common stock, if certain conditions as set forth in the January 2011 Notes are met, in cash or in any combination of shares of its common stock and cash.  The Installment Amount for each January 2011 Notes is equal to the lesser of (A) the product of (i) $843,750 multiplied by (ii) a Investors’ pro rata portion of all of the January 2011 Notes sold pursuant to the financing and (B) the outstanding principal amount under such Investors’ January 2011 Note as of such payment date.  If the Company elects to pay any portion of the Installment Amount in cash, it has to pay an amount in cash equal to 100% of the applicable redemption amount; if the Company fails to do so, the Investor has the right to require the Company to convert all or any portion of such amount owed into shares of common stock at the then current conversion price.  If the Company elects to pay any portion of the Installment Amount in shares of common stock, then the Company is required to issue such number of shares of its common stock equal to the quotient of the formula set forth in the January 2011 Notes.  Upon the occurrence of an Event of Default under the January 2011 Note, a or a Change of Control – as that term is defined in the January 2011 Notes, the Investor has the right to force the Company to redeem all or any portion of such Investors’ January 2011 Notes in cash at a price equal to 125% of the greater of (x) the amount of the January 2011 Note sought to be redeemed and (y) the product of (A) the quotient of the amount sought to be redeemed divided by the then current conversion price and (B) the greatest closing sale price of our common stock on any trading day during the period beginning on the date immediately preceding (y) in the event of an event of default, such event of default, or (x) in the event of Change of Control, the earlier to occur of (1) the consummation of the Change of Control and (2) the public announcement of such Change of Control, and ending on the date the Investor delivers redemption notice.

The Warrants are initially exercisable upon the earlier of: (i) the six month anniversary after the closing of the financing, (ii) the date that the Company’s common stock ceases to be listed or quoted on the NYSE Amex and (ii) the date that the Company obtains Shareholder Approval. At any time following six months after the closing, if the Company’s stock price is at or above 200% of the initial exercise price of a Warrant and certain other conditions are met, the Company can force the Buyers to exercise up to 50% of the then unexercised portion of that Warrant.  The Warrants cannot be exercised if such exercise would result in a Buyer beneficially owning more than 4.99% of the Company’s outstanding common stock.

 The conversion price of the January 2011 Notes and exercise price of the Warrants are each subject to adjustment if the Company issues additional shares of its common stock or securities convertible or exercisable into shares of its common stock at a price below the conversion price or exercise price, respectively, as well as upon subdivision or combination of its common stock and other events similar to the aforementioned events.  Upon any anti-dilution adjustment of the exercise price of the Warrants, the number of Warrant Shares issuable upon exercise of such Warrants will be proportionately increased.  The exercise price of the Warrants is also subject to further adjustment pursuant to other specified events in the Warrant. The warrants may be exercised on a cashless basis as long as a registration statement is not declared effective.  The number of net shares issuable upon a cashless exercise is calculated as follows:  (A x B) – (A x C) /D where A) is the number of warrants being exercise, B) is the WAP of the common stock on the day preceding the date of exercise, C) is the warrant exercise price, and D) is the common stock closing price on the date of exercise.

The January 2011 Notes contain certain covenants which include a cash reserve covenant whereby the Company shall maintain in its bank accounts no less than $2,250,000 in unrestricted cash at all times.  In addition, the January 2011 Notes agreement restricts the use of proceeds to pay any other debt obligations.

The Company also entered into a Registration Rights Agreement with the Investors pursuant to which it was required to file the registration statement by February 9, 2011 providing for the resale of 130% of the shares of common stock issuable upon conversion of the January 2011 Notes and exercise of the Warrants, although certain exceptions to the amount required to be registered at any one time as a result of certain securities laws are contained in the registration rights agreement.  The Company was also required to have the registration statement declared effective within 60 days after the closing of this financing (or 90 days if there is a full review by the Securities and Exchange Commission).  We were also required to keep the registration effective at all times until the earlier of (i) the date as of which the Investors may sell all of the January 2011 Note Shares and Warrant Shares without restriction or limitation pursuant to Rule 144 of the Securities Act of 1933, as amended and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated thereunder or (ii) the date on which the Investors shall have sold all of the January 2011 Note Shares and Warrant Shares required to be registered under the Registration Rights Agreement.  If the Company failed to file the registration statement by the required date, have it effective by the required date or maintain the effectiveness as required, that the Company shall be required to pay to the Investors an amount in cash equal to 1.5% of the purchase price for the January 2011 Note Shares and Warrant Shares included in the applicable registration statement.  Such amount shall be due on the date of such failure and every 30 days thereafter for which the failure is not cured and if the payments are not made on time, they shall bear interest at the rate of 1.5% per month.  The registration statement was filed on February 9, 2011.  On March 10, 2011, the Company received notice from the SEC that it did not meet the eligibility requirements for the S-3 filing to register the shares on such form and therefore must seek to register the shares on Form S-1.  As of April 1, 2011, the registration statement was not effective and the Company paid in cash $126,563 of additional interest for the registration penalty.  The Company accrued an additional registration penalty of $253,125 for May and June 2011.

The embedded conversion feature of the January 2011 Notes and Warrants was recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the January 2011 Notes and the exercise price of the Warrants. In addition, the Company issued five-year warrants to purchase 839,552 shares of the Company’s common stock exercisable at $0.67 per share to placement agents in association with the January 2011 Notes.  The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $4,994,441 and $11,144,007 respectively, as computed using the Binomial Lattice option pricing model.

The Company established a debt discount of $8,437,500, representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method.  Due to the default event in May 2011, the notes became due and payable at that time and the amortization of the debt discount was accelerated.  For the six months ended June 30, 2011, the Company recorded amortization of the debt discount of $8,437,500.  The balance of the debt discount was $0 at June 30, 2011.

The Company also incurred debt issuance costs of $680,000, which were deducted from the net proceeds.  In addition, the fair value of the placement agent warrants was recorded as a debt issuance cost in the amount of $386,194.  These costs were being amortized over the life of the debt using the straight-line method, which approximates the effective interest method.  Due to the default event in May 2011, the notes became due and payable at that time and the amortization of the debt issuance costs was accelerated.  During the six months ended June 30, 2011, $1,066,195 was amortized as interest expense.  The balance of the debt discount was $0 at June 30, 2011.

On March 1, 2011 and April 1, 2011, the Company made the first two installments due of $843,750 each.  On May 3, 2011, the Company failed to make the third installment on the January 2011 Notes and an event of default occurred.  As a result, all of the five investors submitted an Event of Default Redemption Notice to the Company as of May 6, 2011.  The Company also incurred $326,425 in late charges at a rate of 24% per annum on the unpaid installments.  At the time of the default the Company increased the balance owed to the note holders by 125% for default penalties, bringing the balance of the notes including registration penalties, default penalties, and late fees to $9,053,213.  However, the note holders claimed that there had been a dilutive issuance of stock and the conversion rate in effect at the time of default was $0.1589.  Using this conversion rate to calculate the default penalty resulted in an additional penalty of $13,248,548.  The balance of the note, including late charges, interest, and penalties was $22,301,761 as of June 30, 2011.

Effective July 1, 2011, the Company entered into an Exchange Agreement with each of the January 2011 note holders in order to settle our obligations for these notes (see note 14 on the Beneficial Ownership table above).

January 2011 Notes exchange into July 2011 Notes and Preferred Stock

We entered into an exchange agreement on June 29, 2011, with an effective date of July 1, 2011, with each of the January 2011 Note holders (the “Exchange Agreement”) in order to settle our obligations of January 2011 Notes (see Note 8).  Pursuant to the terms of the Exchange Agreement, each January 2011 Note holder agreed to exchange its claims against the Company, its subsidiaries and certain of their respective current and former officers, directors and representatives for (i) the Company’s 4% convertible notes ($4,950,000 original principal amount in the aggregate (the “July 2011 Notes”)), (ii) shares of 4% Series A Convertible Preferred Stock of the Company (with an aggregate stated value of $6,701,000 (the “Preferred Stock”)) under a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), and (iii) a warrant, expiring 5 years from the date of the receipt of Stockholder Approval (as defined in the Exchange Agreement), to purchase additional shares of our common stock (94,468,113 shares of common stock in the aggregate under all the warrants (the “Warrants”)). Under the Exchange Agreement, each of the January 2011 Note holders and their affiliated and related persons and entities also received a mutual full release from the Company.

Each of the July 2011 Notes and shares of Preferred Stock are initially convertible into shares of our common stock at a ceiling conversion price of $0.185 per share, provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the July 2011 Notes and the shares of Preferred Stock will be lowered to the per share price for the dilutive issuances. The Warrants are initially exercisable for shares of our common stock at an exercise price of $0.185 per share, provided that if we make certain dilutive issuances (with limited exceptions), the exercise price of the Warrants will be lowered to the per share price for the dilutive issuances.  The conversion prices of the July 2011 Notes and the shares of Preferred Stock and the exercise price of the Warrants are also subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of a July 2011 Note and shares of Preferred Stock and the exercisability of the Warrant may be limited if, upon conversion or exercise thereof, the holder thereof or any of its affiliates would beneficially own more than 9.9% (in the case of a July 2011 Note and the shares of Preferred Stock held by such holder) or 4.9% (in the case of the Warrant held by such holder) of our common stock.

Each of the July 2011 Notes automatically converts into shares of our common stock in four equal installments commencing August 1, 2011 ($1,237,500 in the aggregate under all the Notes). The automatic conversion price under each of the Notes will be equal to the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date (the “July 2011 Note Automatic Conversion Price”). We must make a pre-automatic conversion delivery of shares (the “July 2011 Note Pre-Automatic Conversion Shares”) to each holder of a Note 20 trading days prior to the applicable automatic conversion date based the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the required delivery date of July 2011 Note Pre-Automatic Conversion Shares. On the automatic conversion date, to the extent we owe a July 2011 Note holder additional shares in excess of the July 2011 Note Pre-Automatic Conversion Shares delivered to such holder, we will issue such July 2011 Note holder additional shares of common stock, and to the extent we have issued excess shares of common stock, such shares of common stock will be applied to future issuances of shares of common stock to such July 2011 Note holder.

On August 1, 2011, 167,525 shares of Preferred Stock began to automatically convert into shares of our common stock in four equal installments.   The automatic conversion price with respect to each such share of Preferred Stock automatically converted was equal to the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date (the “Preferred Automatic Conversion Price”). We must make a pre-automatic conversion delivery of shares (the “Preferred Pre-Automatic Conversion Shares”) to each holder of each such shares of Preferred Stock 20 trading days prior to the applicable automatic conversion date based the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the required delivery date of Preferred Pre-Automatic Conversion Shares. On the automatic conversion date, to the extent we owe a holder of such shares of Preferred Stock additional shares in excess of the Preferred Pre-Automatic Conversion Shares delivered to such holder, we will issue such holder additional shares of common stock, and to the extent we have issued excess shares of common stock, such shares of common stock will be applied to future issuances of shares of common stock to such holder.

Under the Exchange Agreement, we are also obligated to (i) file an amended preliminary proxy statement with the SEC by July 5, 2011, to seek shareholder approval of an increased amount of authorized shares to 750,000,000 shares of common stock, (ii) fix a date for the shareholders meeting no later than 20 days after receipt of final SEC comments relating to such proxy statement and (iii) obtain shareholder approval for the above proposal by no later than August 31, 2011. If we fail to comply with any of the foregoing, it will constitute an event of default under the July 2011 Notes and a triggering event with respect to the Preferred Stock.  The proxy was duly filed and the date of the shareholders meeting has been set for August 19, 2011.

If an event of default occurs under the July 2011 Notes or the terms of the Certificate of Designation, we must redeem in cash any July 2011 Notes and shares of Preferred Stock submitted to us for redemption at 125% of the greater of (i) the amount submitted for redemption unconverted principal amount and (ii) the greatest equity value of the shares of common stock underlying the July 2011 Note or shares of Preferred Stock submitted for redemption from the date immediately preceding the default until the date so submitted for redemption.

The July 2011 Notes contain embedded conversion feature that will be recorded as derivative liability in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the July 2011 Notes. The fair value on the grant date of the embedded conversion feature amounts to $4,410,891, as computed using the Binomial Lattice option pricing model.

The Company has determined that the Preferred Stock should be recorded as a liability in the amount of its stated value of $6,701,000.  The Preferred Stock also contains an embedded conversion feature that should be recorded as a derivative liability.  The fair value on the grant date of the embedded conversion feature amounts to $5,971,188, as computed using the Binomial Lattice option pricing model.

The Warrants will be recorded as derivative liabilities due to the down-round protection of the exercise price. The fair value of the Warrants on the grant date amounts to $13,225,536, as computed using the Binomial Lattice option pricing model.  As a result, the Company will record a debt discount of $11,651,000, representing the value of the embedded conversion feature inherent in the July 2011 Notes and Preferred Stock, as limited to the face amount of these instruments. The debt discount will be amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method.

The Exchange transaction will be accounted for as an extinguishment of debt and the Company will record a loss on extinguishment of $1,305,854.

On July 1, 2011, in accordance with the terms of the July 2011 Notes and Preferred Stock, the Company issued 28,829,599 shares of common stock in aggregate  constituting  the first July 2011 Notes Pre-Installment and Pre-Automatic conversion of Preferred Stock related to 2011 Exchange transaction.

On August 1, 2011, the first automatic conversions required under the terms of the July 2011 Notes and Preferred Stock were due.  To comply with the first automatic conversions, the Company was required to issue approximately 53.8 million shares of its common stock in aggregate. The Company did not have sufficient authorized and unissued shares of common stock to complete the automatic conversions and the Company obtained an extension of the first installment date from the July 2011 Note holders and Preferred Stock shareholders.  Accordingly, the Company amended the terms of the July 2011 Notes and Preferred Stock as follows:


Modified the Automatic Conversion Price (as defined in the July 2011 Notes and Preferred Stock) to be determined with respect to the First Installment Date by redefining the Automatic Conversion Measuring Period to start on the issuance date of the July 2011 Notes and Preferred Stock and ending on the trading day immediately preceding the First Installment Date.


Specified the Installment Dates for the automatic conversions required under the terms of the July 2011 Notes and Preferred Stock as: August 22, 2011(First Installment), September 22, 2011 (Second Installment), October 20, 2011(Third Installment), and November 17, 2011(Maturity Date).


Specified the Pre-Installment dates related to the automatic conversions required under the terms of the July 2011 Notes and Preferred Stock as: the Issuance Date, August 24, 2011, September 22, 2011, and October 20, 2011.

	Waived any Triggering Events that would occur on the original Automatic and Pre-Automatic Conversion Dates as defined in the Preferred Stock Certificate of Designation.

Additionally, in accordance with the August 1, 2011 Amendment, the Company shall issue an aggregate of 17,000,000 additional shares of common stock to the July 2011 Note-holders and Preferred Shareholders representing additional pre-installment and pre-automatic conversion shares on the date of the Amendment.  On August 2, 2011, the Company issued the 17,000,000 shares of common stock related to the Amendment of 2011 Exchange Notes.

On August 22, 2011, the first automatic conversions required under the terms of the July 2011 Notes and Preferred Stock were due.  Accordingly, on August 24 and 25, 2011, the Company issued additional 66,059,466 shares of common stock.

On August 26, 2011, we further amended the 4% Notes and Preferred Stock to change the installment payment dates under the 4% Notes and the automatic conversion dates under the Preferred Stock to August 22, 2011 October 4, 2011 and November 4, 2011. Additionally, the Maturity Date of the Note and the final redemption date of the Preferred Stock was changed to December 8, 2011. The term Pre-Installment Date and the “Pre-Automatic Conversion Dates” under the Preferred Stock was also changed as follows: (i) the Issuance Date, (ii) September 6, 2011; (iii) October 7, 2011; and (iv) November 9, 2011.

Consulting Agreement

In March 2010, in an effort to further reduce its cash expenditures, we also amended the consulting agreement with Cantone Asset Management, LLC (“Cantone Asset”). Under the original consulting agreement, we were to pay Cantone Asset an aggregate cash consulting fee of $144,000 and issued Cantone Asset warrants to purchase 200,000 shares of the Company common stock at $0.60 per share. Due to the cash situation, Cantone agreed to accept shares of our common stock in lieu of the Cash Consulting Fee and as consideration therefore, we agreed to reduce the warrant exercise price of the Cantone Warrants to $0.28 per share (the “Amendment”). Pursuant to the Amendment, and subject to stockholder approval, we shall issue Cantone an aggregate of 514,286 shares of our common stock (the “Amendment Shares”), which does not include the shares of common stock underlying the Cantone Warrants. Pursuant to the Amendment, we were required to obtain shareholder approval by September 15, 2010. Due to the continuing SEC review of the proxy statement for the related shareholder meeting and the periodic reports that we are required to submit therewith, we were unable to have a meeting on September 15, 2010. Since we were unable to hold the meeting on the original agreed date, Cantone agreed to extend the time with which we must obtain shareholder approval to November 15, 2010. In consideration for their agreement to the extension, we agreed to increase their Cash Consulting Fee by 25%, to $180,000, and instead issue 642,857 Amendment Shares, which shall be full and complete payment of all fees owed to Cantone under the Agreement and the Amendment.

The shares were approved at the shareholder meeting we held on December 3, 2010 and by the NYSE Amex on January 3, 2011.  The 642,857 amendment shares were issued on January 12, 2011, which represents full and complete payment of all fees owed to Cantone Asset under the Agreement and the Amendment.

Indemnities and Guarantees

The Company has executed certain contractual indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party. The Company has agreed to indemnify its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facilities. Pursuant to various Sale and Purchase Agreements, the Company has indemnified the holders of registrable securities for any claims or losses resulting from any untrue, allegedly untrue or misleading statement made in a registration statement, prospectus or similar document. Additionally, the Company has agreed to indemnify the former owners of JPI against losses up to a maximum of $2,500,000 for damages resulting from breach of representations or warranties in connection with the original JPI acquisition. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying condensed consolidated balance sheets.

On February 2, 2011, JPI closed a $900,000 financing (the “Bridge Financing”).  In connection with the closing of the Bridge Financing, JPI issued 10% Convertible Debentures to six accredited investors’ in the aggregate principal amount of $900,000 (the “JPI Debentures”).  On March 17, 2011, JPI conducted an additional closing of the Bridge Financing in the amount of $100,000 increasing the aggregate principal amount of the JPI Debentures to $1,000,000, which will be used to underwrite legal and accounting expenses associated with an anticipated merger transaction and reverse merger process (“proposed transaction”).  As part of the agreement, the Company secured the JPI Debentures with its common stock in the event that JPI does not complete a proposed transaction or other event which results in its stock becoming publicly traded on a U.S. equity market on or before September 30, 2011(the “Going Public Deadline”).  The JPI Debentures could then be exchanged for common shares of our Company at a conversion price of $0.28 per share (the “RPC Conversion Price”) unless a majority of the holders of the JPI Debentures consent in writing to an extension of the Going Public Deadline; provided, however, that the Going Public Deadline shall not be extended for more than six months in total.  The RPC Conversion Price is subject to full ratchet anti-dilution protection.

The Company has applied the disclosure provisions of ASC 460, “Guarantees” in connection with the JPI Debentures agreement. These disclosure provisions expand those required by ASC 440, “Commitments,” and ASC 450, “Contingencies,” by requiring a guarantor to disclose certain types of guarantees, even if the likelihood of requiring the guarantor’s performance is remote. As of June 30, 2011, JPI was unable to complete any proposed transaction.  Under the terms of the JPI Debenture transaction, if JPI does not complete any of the required events by the going public deadline and the Company is required to issue shares of its common stock, pursuant thereto the maximum dollar value of the shares is to be issued is $1,000,000 and accrued interest. If by the Going Public Deadline, the Company is required to fulfill its obligation under the guarantee, the Company would satisfy the guarantee through the issuance of shares of its common stock. Due to the Conversion Price being subject to full ratchet anti-dilution provisions, an estimate of the final liability and number of shares to be issued cannot be made until such event would occur. There are currently no separate agreements that provide recourse for the Company to recover any amounts from JPI or third parties should the Company be required to pay any amounts or otherwise perform under the guarantee and there are no assets held either as collateral or by third parties that, under the guarantee, the Company could liquidate to recover all or a portion of any amounts required to be paid under the guarantee.

If the guarantee were to become a liability, depending upon when it occurs, the issuance of shares at the RPC Conversion Price may cause an adjustment to the notes and warrants issued pursuant to the private financing closed in January 2011.

Common Stock and Warrants Issued for Services or Settlements

The following issuances were made pursuant to Section 4(2) of the Securities Act of 1933, as amendment for offerings not involving a private offering.

On February 5, 2008, our Board of Directors authorized the issuance of 300,000 shares of common stock to LWP1 pursuant to a consulting agreement dated February 3, 2008 for financial advisory services to be provided from February 3, 2008 through May 3, 2009. The shares are issuable in two increments of 150,000. The shares vest over a fifteen month period and are being valued monthly as the shares are earned based on the trading price of the common stock on the monthly anniversary date.  Shares vested under the agreement were 80,000 and 220,000 during the years ended December 31, 2009 and 2008, respectively. We recorded general and administrative expense of $71,600 and $527,801 related to the agreement during the same years then ended.

On April 30, 2008, we extended the term of warrants to purchase 18,750 shares of common stock at $3.68 per share to October 31, 2009. The warrants were held by an investor/service provider. We recorded $18,375 in compensation expense related to the term extension, calculated using the Black-Scholes option valuation model with the following assumptions: expected volatility of 79%; risk-free interest rate of 2.37%; expected term of 1.5 years; and dividend yield of 0%.

On May 16, 2008, we settled litigation related to the termination of an agreement regarding a proposed private placement. In connection with the settlement, we paid $12,500 in cash, and issued 25,000 shares of unregistered common stock with a deemed value of $75,000, based on the ten-day volume weighted-average price of our common stock through May 8, 2008. The value of the cash and shares issued in the settlement is included in general and administrative expense in the consolidated statement of operations for the year ended December 31, 2008.

On January 22, 2009, the Company entered into an agreement with B&D Consulting for investor relations services through July 7, 2010. The Company granted B&D Consulting 400,000 shares of the Company’s common stock in exchange for services, vesting over a period of 24 months.  As of December 31, 2010, 383,333 shares were vested.  During the three months ended March 31, 2011, the remaining 16,667 were vested. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. During the six months ended June 30, 2011 and 2010, the Company recorded general and administrative expense of $10,167 and $65,643, respectively, related to this agreement.

On February 5, 2010, the Company entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from February 5, 2010 through February 5, 2011. The issuance of the shares was contingent upon NYSE Amex Approval. NYSE Amex Approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. During the year ended December 31, 2010, 470,667 shares were earned with the remaining 9,333 shares earned during the three months ended March 31, 2011.  The Company recorded general and administrative expense of $7,466 and $142,000 during the six months ended June 30, 2011 and 2010, respectively, related to this agreement.

On March 1, 2010, the Company entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for financial advisory services to be provided through February 28, 2011. The issuance of the shares was contingent upon NYSE Amex Approval. NYSE Amex Approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period.  During the year ended December 31, 2010, 646,000 shares were earned with the remaining 74,000 shares earned during the three months ended March 31, 2011.  The Company recorded general and administrative expense of $47,600 and $170,400 during the six months ended June 30, 2011 and 2010, respectively, related to this agreement.

On August 1, 2010, the Company entered into an agreement with Catawaba Global LTD (“Catawaba”) for investor relations services through May 1, 2011.  The Company granted Catawaba 200,000 shares of its common stock in exchange for services. The shares were approved by NYSE Amex on December 3, 2010. The shares and were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the six months ended June 30, 2011, $34,667 was amortized and expensed as consulting fees.

On August 1, 2010, the Company entered into an agreement with First International Capital Group, LTD (“First International”) for investor relations services through Feb 1, 2011. The Company granted First International 200,000 shares of its common stock in exchange for services. The shares were approved by NYSE Amex on December 3, 2010. The shares were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the six months ended June 30, 2011, $13,000 was amortized and expensed as consulting fees.

On August 1, 2010, the Company entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex Approval was received on December 3, 2010.  During the six months ended June 30, 2011, 276,000 shares were earned and valued at $152,667 and recorded to general and administrative expense related to the agreement.

On August 1, 2010, the Company entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex Approval was received on December 9, 2010. During the six months ended June 30, 2011, 402,000 shares were earned and valued at $186,640 and recorded to general and administrative expense related to the agreement.

On September 10, 2009, the Company entered into a consulting agreement (the “Consulting Agreement”) with Cantone Asset Management, LLC (“Cantone Asset”) whereby Cantone Asset provided guidance and advice related to negotiating the terms of the Company’s outstanding Series 1 and Series 2 Senior Notes and continued services to assist the Company to coordinate with the holders of the Series 1 and Series 2 Senior Notes.  We agreed to increase the cash fee owed to Cantone Asset by 25% to a total owed of $180,000, and instead of paying the amount owed in cash we agreed to issue them 642,857 shares of the Company’s common stock as full payment of the amount owed, subject to NYSE Amex approval.  NYSE Amex approved the shares on January 3, 2011 and the shares were issued in January 2011.  The expense of $180,000 for the consulting agreement was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011.

On January 1, 2011, the Company entered into an agreement for the issuance of 250,000 shares of common stock to Cantone Asset Management pursuant to a consulting agreement for consulting services to be provided from January 1, 2011 through December 31, 2011.  The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued.  On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval.  The shares due and vested under this agreement were valued on this date at $37,500.  The Company recorded $18,750 to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011.  As the shares have not been issued as of June 30, 2011 due to unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

On April 27, 2011, the Company entered into an agreement for the issuance of 750,000 shares of common stock to Catawaba pursuant to a consulting agreement for consulting services to be provided from May 1, 2011 through December 31, 2011.  The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued.  On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval.  The 321,428 shares earned and vested under this agreement were valued on this date and $48,214 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011.  As the shares have not been issued as of June 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

On May 1, 2011, the Company entered into an agreement for the issuance of 750,000 shares of common stock to First International pursuant to a consulting agreement for consulting services to be provided from May 1, 2011 through December 31, 2011.  The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued.  On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval.  The 321,428 shares earned and vested under this agreement were valued on this date and $48,214 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011.  As the shares have not been issued as of June 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

On May 5, 2011, the Company issued 80,000 shares of its common stock as compensation to its two new board members.  The stock was valued at $30,400 based on the market price of our common stock on the issuance date.

On June 1, 2011, the Company entered into an agreement for the issuance of 800,000 shares of common stock to Garden State pursuant to a consulting agreement for consulting services to be provided from June 1, 2011 through December 31, 2011.  The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued.  On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval.  The 200,000 shares earned and vested under this agreement were valued on this date and $30,000 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011.  As the shares have not been issued as of June 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

On June 1, 2011, the Company entered into an amended consulting agreement with JFS Investments for the issuance of 1,800,000 shares of common stock for consulting services to be provided from June 1, 2011 through May 31, 2012.  The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued.  On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval.  The 450,000 shares earned and vested under this agreement were valued on this date and $67,500 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011.  As the shares have not been issued as of June 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

Shares Issued in Connection with Conversion of Debt and Legal Settlement

During the six months ended June 30, 2011, note holders of the 2008 Convertible Debt converted $317,500 of principal and $53,555 of accrued interest into 476,692 shares of the Company’s common stock (see Note 8 of the Beneficial Ownership Table above).

During the six months ended June 30, 2011, note holders of the Series 1 Senior Notes converted $2,196,875 of principal and $552,328 of accrued interest into 5,931,529 shares of the Company’s common stock (see Note 8of the Beneficial Ownership Table above).

During the six months ended June 30, 2011, note holders of the Series 2 Senior Notes converted $2,219,688 of principal, $505,326 of accrued interest, and $97,781 of premiums and legal expenses into 7,852,649 shares of the Company’s common stock (see Note 8 of the Beneficial Ownership Table above).

During the six months ended June 30, 2011, note holders of the 2010 Notes converted an aggregate of $18,015,319 of principal, $1,076,813 of accrued interest, and $126,495 of premiums and legal expenses into 48,558,862 shares of the Company’s common stock (see Note 8 of the Beneficial Ownership Table above).

During the six months ended June 30, 2011, the note holder of the Bridge Loan converted the full amount of $140,360 of principal and $25,474 of accrued interest into 592,261 shares of the Company’s common stock (see Note 8 of the Beneficial Ownership Table above).

During the six months ended June 30, 2011, the note holders of the Promissory notes converted $2,949,950 in principal into 20,500,000 shares of the Company’s common stock.   In addition, as part of the legal settlement with these note holders, the Company issued to 500,000 shares of the Company’s common stock valued at $140,400.

The Board unanimously recommends that stockholders vote FOR the authority to amend of our Certificate of Incorporation  to effect a reverse stock split of our outstanding common stock at a reverse split ratio of 1-for-100.

PROPOSAL 3
APPROVE AND RATIFY THE 2011 STOCK OPTION PLAN

The Plan

Our Board of Directors unanimously approved the 2011 Stock Option Plan (the “2011 Plan”) via unanimous written consent on October 3, 2011, subject to stockholder approval. Our Board of Directors is requesting that our stockholders approve the 2011 Plan because of its belief that the 2011 Plan is in the best interest of the Company and our stockholders. The following summary of certain features of the 2011 Plan is qualified in its entirety by reference to the actual text of the 2011 Plan, which is attached as Exhibit B to this Proxy Statement. If approved by the stockholders, the Compensation Committee or our Board of Directors may suspend or terminate the 2011 Plan at any time.

The 2011 Plan provides for the grant to employees, including executive officers, consultants and directors of restricted common stock, as well as cash or other stock-based awards and other benefits. The purpose of the 2011 Plan is to enable us to attract and retain qualified persons as employees, officers and directors and others, whose services are required by us, and to motivate such persons by providing them with equity participation in us.

Under the 2011 Plan, an aggregate of up to 10% of the total fully diluted issued and outstanding shares of common stock may be issued and awarded, up to a maximum of not more than 500 million shares of common stock.

The 2011 Plan is administered by the Compensation Committee, which has, subject to specified limitations, the full authority to grant equity awards and establish the terms and conditions for vesting and exercise thereof. Awards of restricted stock under the 2011 Plan may qualify for the “performance-based compensation” exception under the Internal Revenue Code of 1986 (the “IRC”) Section 162(m) pursuant to their expected terms. Cash-based awards and awards of restricted stock, performance units and stock may qualify under Section 162(m) of the IRC if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Amending the 2011 Plan

The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2011 Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any participant, or any other holder or beneficiary of any award theretofore granted, without the consent of any share owner, participant, other holder or beneficiary of an award, or other person. The Board of Directors may also waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any awards theretofore granted, prospectively or retroactively, without the consent of any participant, other holder or beneficiary of an award. Except as provided in the following sentence, the Board of Directors is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company, any affiliate, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board of Directors determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the 2011 Plan. In the case of any award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the IRC, the Board of Directors will not have authority to adjust the award in any manner that would cause the award to fail to meet the requirements of Section 162(m).

Options and Rights

Options (the “Incentive Stock Option”) and stock appreciation rights (the “Stock Appreciation Rights”) may be granted under the 2011 Plan. The exercise price of options granted shall be determined by the Board of Directors or the Compensation Committee; provided , however , that such exercise price per share under any Incentive Stock Option shall not be less than 100% (110% in the case of a “ten-percent stockholder” as such term is used in Section 422(c)(5) of the IRC) of the fair market value of a aware on the date of grant of such Incentive Stock Option. The Board or Committee shall fix the term of each Option, provided that no Incentive Stock Option shall have a term greater than ten years (five years in the case of a ten-percent stockholder).

A Stock Appreciation Right granted under the 2011 Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (1) the fair market value of one share on the date of exercise or, if the Board of Directors or Compensation Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (2) the grant price of the right as specified by the Board of Directors or Compensation Committee. Subject to the terms of the 2011 Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Board of Directors or the Compensation Committee. The Board of Directors and the Compensation Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

Federal Income Tax Consequences

The current federal income tax consequences of grants under the 2011 Plan are generally described below. This description of tax consequences is not a complete description, and is based on the IRC as presently in effect, which is subject to change, and is not intended to be a complete description of the federal income tax aspects of options and stock awards under the 2011 Plan. Accordingly, the discussion does not deal with all federal income tax consequences that may be relevant to a particular recipient, or any foreign, state or local tax considerations. Accordingly, potential recipients are urged to consult their own tax advisors as to the specific federal, foreign, state and local tax consequences to them as a result of receiving an Award under the 2011Plan.

Nonqualified Stock Options

A recipient will not be subject to federal income tax upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the recipient will recognize ordinary compensation income in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. We will generally be able to take a deduction with respect to this compensation income for federal income tax purposes. The recipient’s tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the recipient. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently more than one year. The recipient’s holding period for shares acquired upon exercise will begin on the date of exercise.

Incentive Stock Options

A recipient who receives Incentive Stock Options generally incurs no federal income tax liability at the time of grant or upon exercise of the options. However, the difference between the exercise price and the fair market value at time of exercise will be an item of tax preference, which may give rise to alternative minimum tax liability at the time of exercise. If the recipient/optionee does not dispose of the shares before the date that is two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowable to us for federal income tax purposes in connection with the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired upon exercise of an Incentive Stock Option disposes of the shares, the recipient/optionee will generally realize ordinary compensation income at the time of the disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of exercise or the amount realized on the disposition. The amount realized upon such a disposition will generally be deductible by us for federal income tax purposes.

Stock Awards

If a recipient receives an unrestricted stock award, he or she will recognize compensation income upon the grant of the stock award. If a recipient receives a restricted stock award, he or she normally will not recognize taxable income upon receipt of the stock award until the stock is transferable by the recipient or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation income in an amount equal to the fair market value of the shares (less any amount paid for such shares) at that time. A recipient may, however, elect to recognize ordinary compensation income in the year the stock award is granted in an amount equal to the fair market value of the shares (less any amount paid for the shares) at that time, determined without regard to the restrictions. We will generally be entitled to a corresponding deduction at the same time, and in the same amount, as the recipient recognizes compensation income with respect to a stock award. Any gain or loss recognized by the recipient upon subsequent disposition of the shares will be capital gain or loss.

Performance Awards

Subject to the terms of the 2011 Plan, a performance award granted under the 2011 Plan (i) may be denominated or payable in cash, shares (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Board of Directors or the Compensation Committee and payable to, or exercisable by, the holder of the performance award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Board of Directors or the Compensation Committee shall establish. Subject to the terms of the 2011 Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, and the amount of any payment or transfer to be made pursuant to any performance award shall be determined by the Board of Directors or the Compensation Committee. The goals established by the Board of Directors or the Compensation Committee shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total stockholder return, net operating income, cash flow, revenue, economic value added, increase in share price or cash flow return on investment, or any other measure the Board of Directors or the Compensation Committee deems appropriate. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement.

Tax Deductibility under Section 162(m) of the IRC

Section 162(m) of the IRC disallows a public company’s deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers. Section 162(m) contains an exception for performance-based compensation that meets specific requirements. The 2011 Plan is intended to permit all options to qualify as performance-based compensation at the Board of Directors’ or the Compensation Committee’s discretion. If an award is to qualify as such, it shall clearly state so in the award agreement.

Withholding

We have the right to deduct any taxes required to be withheld with respect to grants under the 2010 Plan. We may require that the participant pay to us the amount of any required withholding. The Compensation Committee may permit the participant to elect to have withheld from the shares issuable to him or her with respect to an option or restricted stock the number of shares with a value equal to the required tax withholding amount.

No award may be granted during any suspension or after termination of the 2011 Plan.

The approval of the 2011 Plan will require the affirmative vote of a majority of the outstanding shares of our common stock.

Our Board of Directors recommends that stockholders vote “FOR” approval and adoption of the 2011 Performance and Equity Incentive Plan.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may communicate with our Chairman of the Board, the directors as a group, the non-employee directors, or an individual director directly by submitting a letter in a sealed envelope labeled accordingly and with instruction to forward the communication to the appropriate party. This letter should be placed in a larger envelope and mailed to the attention of our Secretary at Radient Pharmaceuticals Corporation, 2492 Walnut Avenue, Suite 100, Tustin, California 92780.  Stockholders and other persons may also send communications to members of our Board who serve on the Audit Committee by utilizing the webpage on our website, http://www.radient-pharma.com, designated for that purpose. Communications received through the webpage are reviewed by a member of our internal audit staff and the chairperson of the Audit Committee. Communications that relate to functions of our Board or its committees, or that either of them believes requires the attention of members of our Board, are provided to the entire Audit Committee and reported to our Board by a member of the Audit Committee. Directors may review a log of these communications, and request copies of any of the communications.

OUR AUDITORS

Representatives from KMJ | Corbin & Company LLP, the Company’s independent registered public accounting firm, are not expected to attend the Special Meeting of Stockholders however they will be available  to respond to any questions.

OTHER MATTERS

Our Board of Directors knows of no matters, other than the proposals presented above, to be submitted at the Special Meeting of Stockholders. If any other matters properly come before the Special Meeting of Stockholders, it is the intention of the persons named in the proxy card enclosed with this Proxy Statement to vote the shares they represent as our Board of Directors may recommend.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Investor Relations, Radient Pharmaceuticals Corporation, 2492 Walnut Avenue, Suite 100, Tustin, California 92780; Telephone: (949) 505-4461. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our Proxy Statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record h older, or the stockholder may contact us at the address and phone number above.

FORM 10-K and 10-Q

On May 25, 2011, we filed with the SEC an annual report on Form 10-K for the fiscal year ended December 31, 2010; on August 15 2011, we filed with the SEC a quarterly report on Form 10-Q for the quarter ending June 30, 2011. A copy of the Form 10-K and 10-Q is enclosed herewith.  Upon written request to the Company’s U.S. counsel’s office at 17 State Street, Suite 2000, New York, NY 10004, the exhibits set forth on the exhibit index of the Form 10-K may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

 INFORMATION ON RXPC’S WEB SITE

Information on any RPC website or the website of any subsidiary or affiliate of RPC is not a part of this document and you should not rely on that information in deciding whether to approve the proposals described in the Proxy Statement, unless that information is also in this document or in a document that is incorporated by reference in this document.

By order of the Board of Directors,

/s/ Douglas C. MacLellan

President and Chief Executive Officer

Tustin, California
October __ , 2011

EXHIBIT A
Articles of Amendment to Certificate of Incorporation
for
RADIENT PHARMACEUTICALS CORPORATION

Name of the Corporation is RADIENT PHARMACEUTICALS CORPORATION

Pursuant to Section 242 of the Delaware General Corporation Law, the articles have been amended as follows:

ARTICLE IV. Capitalization

The Corporation shall have authority to issue an aggregate of 5 Billion (5,000,000,000) shares of common stock, par value $0.001 (hereinafter, “ Common Stock “) and 25,000,000 shares of preferred stock, $0.001 par value (hereinafter, “Preferred Stock ”). The powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class and series which the Corporation shall be authorized to issue, is as follows:

(a)
Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

(i)
The distinctive designation of, and the number of shares of Preferred Stock that shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

(ii)
The rate and times at which and the terms and conditions on which dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation or on any series of Preferred Stock; any limitations, restrictions, or conditions on the payment of such dividends; and whether such dividends shall be cumulative or noncumulative;

(iii)
The right, if any, of the holders of the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation and the terms and conditions of such conversion or exchange;

(iv)
Whether shares of the series shall be subject to redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Corporation, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

(v)
The rights, if any, of the holders of shares of the series on voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of this Corporation;

(vi)	The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series;

(vii)
The voting powers, if any, of the holders of shares of the series that may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the stockholders, and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances an d upon such conditions as the board of directors may determine;

(viii)	The restrictions, limitations, and conditions, if any, upon issuance of indebtedness of the Corporation, so long as any shares of such series are outstanding; and

(ix)
Any other preferences and relative, participating, optional, or other special rights and qualifications, limitations, and restrictions not inconsistent with law, the provisions of this article, or any resolution of the board of directors of the Corporation pursuant hereto.

(b)	Common Stock. The Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

(i)
After the requirements with respect to preferential dividends of Preferred Stock, if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to an other conditions which may be required by the General Corporation Law of Delaware, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction as to series;

(ii)
After distribution in full of any preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each without distinction as to series; and

(iii)
Except as may otherwise be required by law or this Certificate of Incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

(c)
Consideration for Shares. The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessments thereon.

(d)
No Preemptive Rights. Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

(e)
Unclaimed Property. Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, that are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

(f)
Increase or Decrease in Authorized Shares. Except as otherwise provided in this article or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting as a single class.

Signatures

Douglas MacLellan
Chief Executive Officer

ADMISSION TICKET

RADIENT PHARMACEUTICALS CORPORATION
2492 Walnut Avenue, Suite 100
Tustin, California 92780

THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST.

NOTE: If you plan on attending the Special Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Special Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

Directions to
2492 Walnut Avenue, Suite 100

From John Wayne Airport:

1.	Northeast on Airport Drive
2.	Left on Macarthur Blvd.
3.	Right on Red Hill Ave
4.	Right on Walnut

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas C. MacLellan and Akio Ariura, and each or either of them, as proxyholders of the undersigned, with the full power to appoint their substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of Radient Pharmaceuticals Corporation held of record by the undersigned, that the undersigned may be entitled to vote, at the close of business on September 7, 2011, at the Annual Meeting of Stockholders of Radient Pharmaceuticals Corporation to be held on November 4, 2011, and any continuation(s), postponement(s) or adjournment(s) thereof.

(Continued, and to be marked, dated and signed, on the other side.)

1.
APPROVE AND RATIFY AN INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY TO 5,000,000,000 AND ANY ACTIONS REQUIRED TO CAUSE SUCH INCREASE TO OCCUR:   A proposal to approve and ratify the an increase in the Authorized Shares of Common Stock of the Company to 5,000,000,000

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

2.
APPROVE AND RATIFY A 1:100 REVERSE STOCK SPLIT AND ANY ACTIONS REQUIRED TO CAUSE SUCH INCREASE TO OCCUR:   A proposal to approve and ratify the a reverse stock split of the Company’s common stock at a 1:100 ratio.

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

3.	APPROVE AND RATIFY THE 2011 STOCK OPTION PLAN.

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED, PRE-PAID ENVELOPE.

Please date and execute this Proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2011

Signature

Signature, if held jointly

Radient Pharmaceuticals Corporation
2011 STOCK OPTION PLAN

SECTION 1. PURPOSE

The purposes of this Radient Pharmaceuticals Corporation 2011 Equity Incentive Plan (the “Plan”) are to encourage selected employees, directors and consultants of Radient Pharmaceuticals Corporation (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Board of Directors (the “Board”) or the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) “Consultant” shall mean a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor. Service as a consultant shall be considered employment for all purposes of the Plan, except for purposes of satisfying the requirements of Incentive Stock Options.

(f) “Committee” shall mean a committee of not fewer than two members, each of whom is a member of the Board and all of whom are disinterested persons, as contemplated by Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and each of whom is an outside director for purposes of Section 162(m) of the Code, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan.

(g) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(h) “Employee” shall mean any employee of the Company or of any Affiliate.

(i) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other Securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board or the Committee.

(j) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(k) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(l) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(m) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(n) “Participant” shall mean any person that renders bona fide services to the Company (including, without limitation, the following: a person employed by the Company or an Affiliate in a key capacity; an officer or director of the Company; a person engaged by the Company as a consultant; or a lawyer, law firm, accountant or accounting firm) who receives an Award under the Plan.

(o) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(p) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(q) INTENTIONALLY LEFT BLANK

(r) “Released Securities” shall mean shares of Restricted Stock as to which all restrictions imposed by the Board or the Committee have expired, lapsed, or been waived.

(s) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(t) “Restricted Stock Unit” shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

(u) “Shares” shall mean the shares of common stock of the Company, $.001 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(v) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

SECTION 3. ADMINISTRATION

The Plan shall be administered by the Board; provided however, that the Board may delegate such administration to the Committee.

Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) determine the type or types of Awards to be granted to each Participant under the Plan; (b) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (c) determine the terms and conditions of any award; (d) determine the time or times when each Award shall become exercisable and the duration of the exercise period; (e) determine whether, to what extent, and under what circumstances Awards may be settled in or exercised for cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (f) determine whether, to what extent, and under what circumstances cash, shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board or the Committee; (g) construe and interpret the Plan; (h) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Award; (i) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Award or amend the exercise date or dates; (j) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their employment for the purpose of the Plan; and (k) make all other determinations necessary or advisable for the Plan’s administration. The Board and the Committee’s interpretation and construction of any provisions of the Plan or of any Award shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, once the Award is made, neither the Board nor Committee shall not have discretion to increase the amount of compensation payable under the Award that would otherwise be due upon attainment of the performance goal.

SECTION 4. SHARES AVAILABLE FOR AWARDS
(a)	SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b):

(i)
CALCULATION OF NUMBER OF SHARES AVAILABLE. The number of Shares available for granting Awards under the Plan shall be an aggregate of up to 10% of the total fully diluted issued and outstanding shares of common stock may be issued and awarded, up to a maximum of not more than 500 million shares of common stock.

(ii)	ACCOUNTING FOR AWARDS. For purposes of this Section 4,

(A)
if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

(B)	Dividend Equivalents and Awards not denominated in Shares shall not be counted against the aggregate number of Shares available for granting Awards under the Plan.

(iii)	SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Treasury Shares.

(b)
ADJUSTMENTS. In the event that the Board or the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, purchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board or the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board or the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and type of Shares (or other securities or property) specified as the annual per-participant limitation under Section 6(g)(vi), and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided, further, however, that the number of Shares subject to any award denominated in Shares shall always be a whole number.

SECTION 5. ELIGIBILITY

Any Employee, Director or Consultant shall be eligible to receive Awards under the Plan. The Board shall approve any Awards granted to members of the Committee.

SECTION 6. AWARDS
(a)
OPTIONS. The Board and the Committee are hereby authorized to grant Options with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board or the Committee shall determine:

(i)
EXERCISE PRICE. The exercise price per Share of each Option shall be determined by the Board or the Committee; provided, however, that such exercise price per Share under any Incentive Stock Option shall not be less than 100% (110% in the case of a “10-percent stockholder as such term is used in Section 422(c)(5) of the Code) of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option.

(ii)
OPTION TERM. The term of each Option shall be fixed by the Board or the Committee, provided that no Incentive Stock Option shall have a term greater than 10 years (5 years in the case of a “10-percent stockholder) as such term is used in Section 422(c)(5) of the Code).

(iii)
TIME AND METHOD OF EXERCISE. The Board or the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)
INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(b)
STOCK APPRECIATION RIGHTS. The Board and the Committee are hereby authorized to grant Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise or, if the Board or the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (2) the grant price of the right as specified by the Board or the Committee. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Board or the Committee. The Board and the Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)	RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(i)	ISSUANCE. The Board and the Committee are hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units.

(ii)
RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Board or the Committee may impose (including, without limitation, any limitation on the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board or the Committee may deem appropriate.

(iii)
REGISTRATION. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board or the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)
FORFEITURE. Except as otherwise determined by the Board or the Committee, upon termination of employment (as determined under criteria established by the Board or the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Board or the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Board or the Committee shall deem appropriate, shall be delivered to the Participant promptly after such Restricted Stock shall become Released Securities.

(d)
PERFORMANCE AWARDS. The Board and the Committee are hereby authorized to grant Performance Awards. Subject to the terms of the Plan, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Board or the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Board or the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Board or the Committee. The goals established by the Board or the Committee shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total stockholder return, net operating income, cash flow, revenue, economic value added, increase in Share price or cash flow return on investment, or any other measure the Board or the Committee deems appropriate. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement.

(e)
DIVIDEND EQUIVALENTS. The Board and the Committee are hereby authorized to grant Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Board or the Committee, and the Board and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Board or the Committee shall determine.

(f)
OTHER STOCK-BASED AWARDS. The Board and the Committee are hereby authorized to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Board or the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan, the Board or the Committee shall determine the terms and conditions of such Awards.

(g)	GENERAL.

(i)	NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)
AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Board or the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time or at a different time from the grant of such other Awards or awards.

(iii)
FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Board or the Committee shall determine, including, without limitation, cash, Shares, other securities other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Board or the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv)
LIMITS ON TRANSFER OF AWARDS. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Board or the Committee, a Participant may, in the manner established by the Board or the Committee, (a) designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant or (b) transfer any Award other than an Incentive Stock Option for bona fide estate planning purposes. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant, a permitted transferee or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)
TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Board or the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

(vi)
PER-PERSON LIMITATION ON AWARDS. The number of Shares with respect to which Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and other Awards may be granted under the Plan to an individual Participant in any one fiscal year of the Company shall not exceed 30% of total shares of common stock issuable pursuant to this Plan in one given year, subject to adjustment as provided in Section 4(b).

(vii)
SHARE CERTIFICATES. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board or the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Board or the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7. AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:
(a)
AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any share owner, Participant, other holder or beneficiary of an Award, or other Person.

(b)
AMENDMENTS TO AWARDS. The Board and the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively, without the consent of any Participant, other holder or beneficiary of an Award.

(c)
ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. Except as provided in the following sentence, the Board and the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board or the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan. In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, neither the Board nor the Committee shall have authority to adjust the Award in any manner that would cause the Award to fail to meet the requirements of Section 162(m).

(d)
CORRECTION OF DEFECTS, OMISSIONS, AND INCONSISTENCIES. The Board and the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8. GENERAL PROVISIONS
(a)
NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors, Consultants, other holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)
DELEGATION. The Board and the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Board or Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by Employees, Consultants, or other holders or beneficiaries of Awards under the Plan who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and who also are not “covered employees” for purposes of Section 162(m) of the Code.

(c)
WITHHOLDING. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d)
NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)
NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to remain an employee, director or consultant of the Company or any Affiliate. Further, the Company or an Affiliate may at any time terminate the service of any employee, director or consultant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)
GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(g)
SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)
NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)
NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Share, or whether such fractional Shares of any rights thereto shall be canceled, terminated, or otherwise eliminated.

(j)
HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9. EFFECTIVE DATE OF THE PLAN

Subject to the approval of the stockholders of the Company, the Plan shall be effective November 5, 2011(the “Effective Date”); provided, however, that to the extent that Awards are granted under the Plan before its approval by stockholders, the Awards will be contingent on approval of the Plan by the stockholders of the Company at an annual meeting, special meeting, or by written consent.

SECTION 10. TERM OF THE PLAN

No Award shall be granted under the Plan more than 10 years after the Effective Date. However, unless otherwise expressly provided in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Board and the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

The foregoing 2011 Equity Incentive Plan was duly adopted and approved by the Board of Directors on October 3, 2011.

RADIENT PHARMACEUTICALS CORPORATION

By: Douglas MacLellan

Chief Executive Officer